Filed Pursuant to Rule 424(b)(3)
Registration No. 333-180274

AMERICAN REALTY CAPITAL TRUST IV, INC.
SUPPLEMENT NO. 4, DATED NOVEMBER 26, 2012,
TO THE PROSPECTUS, DATED JUNE 8, 2012

This prospectus supplement, or this Supplement No. 4, is part of the prospectus of American Realty Capital Trust IV, Inc., or the Company, dated June 8, 2012, or the Prospectus, as supplemented by Supplement No. 1, dated July 23, 2012, or Supplement No. 1, Supplement No. 2, dated August 10, 2012, or Supplement No. 2, and Supplement No. 3, dated September 17, 2012, or Supplement No. 3. This Supplement No. 4 supplements, modifies or supersedes certain information contained in our Prospectus, Supplement No. 1, Supplement No. 2 and Supplement No. 3, and should be read in conjunction with the Prospectus, Supplement No. 1, Supplement No. 2 and Supplement No. 3. This Supplement No. 4 will be delivered with the Prospectus, Supplement No. 1, Supplement No. 2 and Supplement No. 3. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 4 is to, among other things:

•	update disclosure relating to operating information, including the status of the offering, the shares currently available for sale and the declaration of distributions;

•	update disclosure regarding suitability standards for New Jersey, Ohio, Pennsylvania and Tennessee investors;

•	update disclosure relating to our dealer manager;

•	modify disclosure relating to the compensation of our advisor;

•	update our risk factors

•	update disclosure relating to our calculation of net asset value;

•	update disclosure relating to our real estate investments;

•	update disclosure relating to our share repurchase program;

•	modify disclosure relating to the summary of our advisory agreement and our operating partnership agreement;

•	update disclosure relating to our plan of distribution;

•	update Appendix C-1 – Subscription Agreement and update disclosure regarding and update Appendix C-2 – Multi-Offering Subscription Agreement;

•	include our Quarterly Report on Form 10-Q for the period ended September 30, 2012 as Annex A.

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OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 60.0 million shares of common stock on June 8, 2012. On September 10, 2012, we satisfied the general escrow conditions of our public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to our initial investors who were admitted as stockholders. On November 5, 2012, we raised in excess of $75.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we now accept subscriptions from all states where we have cleared, including subscriptions from residents of Pennsylvania.

We will offer shares of our common stock until June 8, 2014, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all of the 60.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan, or DRIP, for sale in our primary offering).

Shares Currently Available for Sale

As of October 31, 2012, we had received aggregate gross proceeds of $70.0 million from the sale of 2.8 million shares of common stock in our public offering. As of October 31, 2012, there were 2.8 million shares of our common stock outstanding, including restricted stock. As of October 31, 2012, there were 57.2 million shares of our common stock available for sale, excluding shares available under our DRIP.

Declaration of Distributions

On August 27, 2012, our board of directors authorized, and we declared, a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00452054795 per day. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. Distributions began to accrue on October 13, 2012, approximately 15 days after our first property acquisition and therefore our first distribution was paid on November 1, 2012.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

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PROSPECTUS UPDATES

Cover Page

The paragraphs “Pennsylvania Investors” and “Tennessee Investors” on the cover page of the Prospectus are deleted in its entirety.

Investor Suitability Standards

The paragraph “Massachusetts, Michigan, New Jersey, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico” on page i of the Prospectus is replaced in its entirety by the following disclosure.

“Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico

Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the distribution reinvestment plan.”

The paragraph “New Jersey” on page i of the Prospectus is replaced in its entirety by the following disclosure.

“New Jersey

•	Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor’s total investment in this offering and other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.”

The last paragraph on page ii of the Prospectus is deleted in its entirety.

The first paragraph on page iii of the Prospectus is deleted in its entirety.

Prospectus Summary

The second full paragraph under the question “What kind of offering is this?” on page 4 of the Prospectus is deleted in its entirety.

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The first paragraph under the question “What kind of offering is this?” beginning on page 3 of the Prospectus is replaced in its entirety by the following disclosure.

“We are offering an aggregate of up to 60,000,000 shares of common stock in our primary offering on a reasonable best efforts basis at $25.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to 10,000,000 shares of common stock under our distribution reinvestment plan at the higher of $23.75 per share or 95% of the estimated value of a share of our common stock, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. Until the first quarter following our acquisition of at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, the per share purchase price for our shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees; if less than the maximum in commissions in fees is charged, the per share purchase price will be lower than $25.00). Thereafter, the per share purchase price in our primary offering will vary quarterly and will be equal to our NAV, divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the prior quarter, plus applicable commissions and fees, and the per share purchase price in our distribution reinvestment plan will be equal to NAV. When we determine the date on which NAV calculations will begin, we will inform stockholders through a prospectus supplement, as well as in a press release or via our website.”

The question “What is the purchase price for shares of our common stock?” and the paragraph thereunder beginning on page 4 of the Prospectus are replaced in their entirety by the following disclosure.

“What is the purchase price for shares of our common stock?

Until the first quarter following our acquisition at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, the per share purchase price of our shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees; if less than the maximum in commissions in fees is charged, the per share purchase price will be lower than $25.00). Thereafter, the per share purchase price will vary quarterly and will be equal to our NAV divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the prior quarter, plus applicable commissions and fees. When we determine the date on which NAV calculations will begin, we will inform stockholders through a prospectus supplement, as well as in a press release or via our website. After the close of business on the first business day of each quarter, we will file a pricing supplement with the SEC, which will set forth the calculation of NAV for such quarter, and we will also post that pricing supplement on our website at www.arct-4.com. After the close of business on the first business day of each quarter, we will also post the NAV per share for that quarter on our website. You may also obtain the quarterly determination of our NAV per share by calling our toll-free, automated telephone line at 1-866-532-4743. In addition to the quarterly pricing supplements, we will provide more frequent pricing supplements if there is a change in the NAV by more than 5% from the NAV disclosed in the last filed prospectus or pricing supplement. In such event, we will, after the close of business on the day on which there is such a change in the NAV, file a pricing supplement which would show the calculation of the quarterly NAV and will provide an explanation as to the reason for the change. All investors whose repurchase requests have not been processed will have the right to rescind the repurchase transaction within ten days of such notice. During each fiscal quarter, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day of such quarter will be executed at a price equal to our NAV per share for that quarter, and purchase orders that we receive between 4:00 p.m. Eastern time on the last day of a quarter and the close of business on the first business day of the subsequent quarter will be executed at a price equal to our NAV per share for such subsequent quarter, as calculated by our advisor after the close of business on the first business day of such quarter. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager and/or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the NAV per share for such quarter that we received the order, as described above. Investors submitting a purchase order between 4:00 p.m. Eastern on the last business day of a quarter and the close of business on the first business day of the subsequent quarter will not know the NAV per share at which they will purchase shares at the time that they submit a purchase order.”

The first paragraph of the question “How will your advisor calculate NAV per share?” on page 5 of the Prospectus is replaced in its entirety by the following disclosure.

“After the first quarter following our acquisition of at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of each fiscal quarter. The board of directors will review the NAV calculation quarterly. Our NAV per share will not be calculated in accordance with generally accepted accounting principles, or GAAP. An independent valuer will appraise our properties regularly, and the advisor will review each appraisal. The advisor will also determine the valuation of our properties and will compare each appraisal to its own determinations. If in the advisor’s opinion the appraisals are materially higher or lower than the advisor’s determinations of value, the advisor will discuss the appraisals with the independent valuer. If the advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. To calculate our quarterly NAV per share, our advisor will first subtract liabilities of the operating partnership, such as estimated accrued fees and expenses, and will multiply the resulting amount by our percentage ownership interest in the operating partnership. Our advisor will then add any assets held by the REIT, including cash and cash equivalents, and subtract any estimated accrued REIT liabilities, including accrued distributions and certain legal and administrative costs. Solely for purposes of calculating our NAV, organization and offering costs and acquisition fees and expenses will be amortized over a five year period and a proportionate amount will be deducted on a quarterly basis. The result of this calculation will be our NAV as of the end of the first business day of each fiscal quarter. The amortization of certain costs over a five year period results in a higher NAV than if such costs were not amortized. Because certain fees paid to our advisor and its affiliates are based on NAV, such fees will also be higher. Additionally, the amortization of certain costs results in a higher per share purchase price for investors than if such costs were not amortized.”

The fourth sentence of the first paragraph under the question “What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?” on page 11 of the Prospectus is deleted in its entirety.

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The section “Asset Management Fees” on page 14 of the Prospectus is replaced in its entirety by the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (60,000,000 shares)
Asset Management Subordinated Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% (or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.1875%, once we begin calculating NAV) over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter (or NAV per share, once we begin calculating NAV); provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets (or the lower of the cost of assets and NAV for such calendar year, once we begin to calculate NAV).	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”
Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

The section entitled “Operating Expenses” on page 15 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions. We may, in our discretion, reimburse the advisor for salaries and benefits paid to our executive officers, but we do not expect to do so.	Not determinable at this time.”

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The sections entitled “Subordinated Participation in Net Sale Proceeds,” “Subordinated Incentive Listing Distribution” and “Subordinated Distribution upon Termination of the Advisory Agreement” beginning on page 17 of the Prospectus are hereby replaced in its entirety with the following disclosure.

“Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)	The special limited partner will receive from time to time, when available, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange)

The special limited partner will receive 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.

Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement

Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Not determinable at this time. There is no maximum amount of this distribution.”

The question “If I buy shares in this offering, how may I sell them later?” beginning on page 19 of the Prospectus is replaced in its entirety by the following disclosure.

“If I buy shares in this offering, how may I sell them later?

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until the time our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us subject to the significant conditions and limitations in our share repurchase program. Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly until our advisor begins calculating NAV. Prior to the time our advisor begins calculating NAV, we will limit the number of shares repurchased during any quarter to 1.25% of the weighted average number of shares of common stock outstanding during the previous calendar quarter, or approximately 5% of the weighted average number of shares of common stock outstanding on December 31st of the previous calendar year during any 12-month period. In addition, funds available for our share repurchase program may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until our advisor begins calculating NAV. We do not currently anticipate obtaining appraisals for our investments (other than investments in transactions with our sponsor, advisor, directors or their respective affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. After the fiscal first quarter following our acquiring acquisition of at least $1.2 billion in total portfolio assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of each fiscal quarter. The board of directors will review the NAV calculation quarterly.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. Prior to the time our advisor begins calculating NAV, we will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to the time our advisor begins calculating NAV, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be 92.5% of the amount paid for each such share;

•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be 95.0% of the amount paid for each such share;

•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be 97.5% of the amount paid for each such share; and

•	for stockholders who have held their shares of our common stock for at least four years, the price will be 100.0% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).

Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement that otherwise will apply to redemption requests made prior to the time our advisor begins calculating NAV. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of $25.00 or the then-current net asset value of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

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Once our advisor begins calculating NAV, stockholders may make daily requests that we repurchase all or a portion (but generally at least 25% of a stockholder’s shares) of their shares pursuant to our share repurchase plan. Prior to the time our advisor begins calculating NAV, we will limit shares repurchased during any calendar quarter to 1.25% of our NAV as of the last day of the previous calendar quarter, or approximately 5% of our NAV in any 12 month period. In addition, you will only be able to have your shares repurchased to the extent that we have sufficient liquid assets. Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy all repurchase requests. Following the date our advisor begins calculating NAV, in order to provide liquidity for repurchases, we intend to maintain 5% of our NAV in excess of $1 billion in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties, or collectively, liquid assets. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets.

Whether the advisor has begun NAV calculations or not, the share repurchase program immediately will terminate if our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program refer to the section entitled “Share Repurchase Program” elsewhere in this prospectus.”

Risk Factors

The risk factor “Following the first quarter after the acquisition of at least $1.2 billion in total portfolio assets, our advisor will calculate NAV per share quarterly. An investor who wishes to purchase, or request that we repurchase, shares of common stock on the first day of each quarter will not know the exact purchase price or repurchase price, as applicable, for our shares, and no separate communication will be made to such investor that such purchase price or repurchase price, as applicable, will be determined by our advisor after such investor's investment decision.” on page 29 of the Prospectus is replaced in its entirety by the following disclosure.

“Following the first quarter after the acquisition of at least $1.2 billion in total portfolio assets, our advisor will calculate NAV per share quarterly. An investor who wishes to purchase, or request that we repurchase, shares of common stock on the first day of each quarter will not know the exact purchase price or repurchase price, as applicable, for our shares, and no separate communication will be made to such investor that such purchase price or repurchase price, as applicable, will be determined by our advisor after such investor's investment decision.

Our advisor will calculate our NAV per share after the close of business on the first day of each quarter after the first quarter in which we acquire at least $1.2 billion in total portfolio assets. Following the date our advisor begins calculating NAV, investors that purchase, or request that we repurchase, shares of our common stock before 4:00 p.m. on the last business day of any quarter will purchase shares, or have their shares repurchased, at a price equal to such quarter's NAV per share. Investors that purchase shares of our common stock at 4:00 p.m. or thereafter on such date will purchase shares, or have their shares repurchased, at a price equal to the newly calculated quarterly NAV per share. We will only communicate the recalculation of our NAV per share through quarterly pricing supplements filed with the SEC. Therefore, investors who purchase shares of our stock on the date that the advisor recalculates its NAV will not know the exact NAV per share at which they will purchase shares, or have their shares repurchased, until their request is processed by the transfer agent and accepted by us. See “Share Repurchase Program.””

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The risk factors “We will not calculate the net asset value per share for our shares until the first quarter following our acquiring acquisition of at least $1.2 billion in total portfolio assets, therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and for a substantial period of time thereafter.” and “You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.” on page 36 of the Prospectus are replaced in their entirety by the following disclosure.

“We will not calculate the net asset value per share for our shares until the first quarter following our acquiring acquisition of at least $1.2 billion in total portfolio assets, therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and for a substantial period of time thereafter.

After the first quarter following our acquisition of at least $1.2 billion in total portfolio assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of each fiscal quarter. After the first quarter following our acquisition of at least $1.2 billion in total portfolio assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of the subsequent fiscal quarter. The board of directors will review the NAV calculation quarterly. To calculate our NAV per share, the advisor will determine the net value of our operating partnership’s real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. We will disclose this net asset value to stockholders in our filings with the SEC. Therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations —  Annual or More Frequent Valuation Requirement” in this prospectus.

You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to suspend or terminate the program upon 30 days’ notice or to reject any request for repurchase. In addition, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. Prior to the time our advisor begins calculating NAV, unless waived by our board of directors, you must have held your shares for at least one year in order to participate in our share repurchase program. Prior to the time our advisor begins calculating NAV, subject to funds being available, the purchase price for shares repurchased under our share repurchase program will be as set forth below (unless such repurchase is in connection with a stockholder’s death or disability): (a) for stockholders who have continuously held their shares of our common stock for at least one year, the price will be 92.5% of the amount paid for each such share, (b) for stockholders who have continuously held their shares of our common stock for at least two years, the price will be 95.0% of the amount paid for each such share, (c) for stockholders who have continuously held their shares of our common stock for at least three years, the price will be 97.5% of the amount paid for each such share, and (d) for stockholders who have held their shares of our common stock for at least four years, the price will be 100.0% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). These limits might prevent us from accommodating all repurchase requests made in any year. See the section entitled “Share Repurchase Program” in this prospectus for more information about the share repurchase program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.”

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Management

The sixth sentence of the last paragraph on page 73 of the Prospectus under the section “Restricted Share Plan” is replaced in its entirety by the following disclosure.

“We have agreed that the total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, shall not exceed (a) six percent of all properties’ aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non- compounded return on the capital contributed by investors.”

The table of current officers of Realty Capital Securities, LLC and last paragraph on page 80 of the Prospectus are replaced in its entirety by the following disclosure.

“The current officers of Realty Capital Securities, LLC are:

Name	Age	Position(s)
Edward M. Weil, Jr.	45	Chief Executive Officer
Louisa Quarto	44	President
John H. Grady	51	Chief Operating Officer and Chief Compliance Officer
Alex MacGillivray	51	Executive Vice President and National Sales Manager
Steve Rokoszewski	36	Executive Vice President

The background of Mr. Weil is described in the “Management — Executive Officers and Directors” section of this prospectus and the backgrounds of Ms. Quarto and Messrs. Grady, MacGillivray and Rokoszewski are described below:”

The second paragraph on page 79 of the Prospectus under the section “Management – The Advisor” is replaced in its entirety by the following disclosure.

“The advisory agreement has a one-year term ending June 8, 2013, and may be renewed for an unlimited number of successive one-year periods. Upon 60 days’ written notice, the advisory agreement may be terminated (i) by our independent directors or by the advisor without “cause” (as defined in the advisory agreement) or penalty, (ii) by the advisor for “good reason” (i.e., the failure to obtain a satisfactory assumption agreement from a successor to us or the operating partnership or a material breach of the agreement by us or the operating partnership) or (iii) by the advisor upon a change of control of the company; provided that the termination of the advisory agreement with “cause” (as defined in the advisory agreement) shall be upon 45 days’ prior written notice.”

The following paragraph is inserted immediately following Louisa Quarto’s biography on page 81 of the Prospectus.

“John H. Grady has served as the chief operating officer and chief compliance officer of our dealer manager since October 2012. He has also served as the chief compliance officer of BDCA and the BDCA advisor since October 2012. Prior to October 2012, Mr. Grady was the chief operating officer and general counsel at Steben & Company from December 2009 to September 2012. Prior to joining Steben and Company, Mr. Grady served as a senior adviser to Coil Investment Group, from April 2008 to December 2009. From October 2006 to February 2008, Mr. Grady held a number of positions at Nationwide Funds Group, including president and chief executive officer. From February 2001 to June 2006, Mr. Grady worked at Turner Investment Partners and its mutual fund company spin-off, Constellation Funds Group. Prior to February 2001, Mr. Grady was a partner at Morgan, Lewis LLP (1995 – 2001), and an associate with Ropes & Gray LLP and Steptoe & Johnson LLP.  Mr. Grady received his J.D. from The University of Pennsylvania Law School and his B.A. from Colgate University. Mr. Grady maintains his FINRA 3, 7, 24 and 63 licenses and is a member of the bar in Pennsylvania, Maryland and the District of Columbia.”

The paragraph “Dealer Manager Agreement” on page 82 of the Prospectus is replaced in its entirety by the following disclosure.

“Dealer Manager Agreement.  We have entered into a dealer manager agreement, as amended from time to time, our dealer manager. We will pay to our dealer manager a selling commission and certain expense reimbursements. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane, together indirectly own a majority of the ownership and voting interests of our dealer manager. Louisa Quarto is president of our dealer manager. John H. Grady serves as chief operating officer and chief compliance officer of our dealer manager. For a further description of this agreement, see the sections entitled “— Affiliated Companies — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.”

9

Management Compensation

The fifth sentence of the first paragraph on page 83 of the Prospectus is deleted in its entirety.

The section “Asset Management Fees” on page 86 of the Prospectus is replaced in its entirety by the following disclosure.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (60,000,000 shares)
“Asset Management Subordinated Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% (or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.1875%, once we begin calculating NAV) over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter (or NAV per share, once we begin calculating NAV); provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets (or the lower of the cost of assets and NAV for such calendar year, once we begin to calculate NAV).	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”
Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.(5)

The section entitled “Operating Expenses” on page 87 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Operating Expenses(6)	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions. We may, in our discretion, reimburse the advisor for salaries and benefits paid to our executive officers, but we do not expect to do so.	Not determinable at this time.”

10

The sections entitled “Subordinated Participation in Net Sale Proceeds,” “Subordinated Incentive Listing Distribution” and “Subordinated Distribution upon Termination of the Advisory Agreement” beginning on page 90 of the Prospectus are hereby replaced in its entirety with the following disclosure.

“Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)(9)(10)(11)	The special limited partner will receive from time to time, when available, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange) (9)(12)

The special limited partner will receive 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.

Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement(9)(13)

Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.(14)

Not determinable at this time. There is no maximum amount of this distribution.”

Footnote 5 to the “Management Compensation” table on page 91 of the Prospectus is replaced in its entirety by the following disclosure.

“(5)	Since the advisor will be reimbursed for its expenses in connection with providing asset management services, the amount of asset management subordinated participation will be a profit to the advisor.”

Footnotes 9, 10 and 11 to the “Management Compensation” table beginning on page 91 of the Prospectus are replaced in their entirety by the following disclosure.

“(9)	The amount of the subordinated participation in net sales proceeds, subordinated incentive listing distribution and subordinated distribution upon termination will be reduced by the amounts payable pursuant to the annual subordinated performance fee on realized appreciation in our assets during the time American Realty Capital Advisors IV, LLC acts as our advisor. The annual subordinated performance fee is based in part on distributions from operations and in part on gains from sales. The amount of the annual subordinated performance fee that is based only on operations is part of advisor compensation, which would be included in operating expenses and thus subject to the prohibition on reimbursements to the advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets.
(10)	Neither our advisor nor any of its affiliates (including the special limited partner) can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sales proceeds becoming due and payable to the special limited partner or its assignees hereunder shall be reduced by the amount of any distribution made to the special limited partner pursuant to the limited partnership agreement of our operating partnership. Any portion of the subordinated participation in net sales proceeds that the special limited partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to the special limited partner under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.
(11)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive, payable in one or more payments solely out of net sales proceeds, an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the investments owned as of the termination date of the advisory agreement and the investments acquired after the termination date of the advisory agreement for which a contract to acquire such investment had been entered into as of the termination date, or collectively the included assets, or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.”

11

The following disclosure is added as new footnote 12 to the “Management Compensation” table on page 92 of the Prospectus.

“(12)

The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution. If the special limited partner receives the subordinated incentive listing distribution, neither it nor any of its affiliates would be entitled to receive any more of the subordinated distributions of net sales proceeds or the subordinated distribution upon termination.”

Footnotes 12 and 13 to the “Management Compensation” table on page 92 of the Prospectus are replaced in their entirety by the following disclosure.

“(13)

The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated "incentive listing distribution. In addition, at the time of termination, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of listing) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.

Historically, due to the apparent preference in the public markets for self-managed companies, real estate investment trusts have engaged in internalization transactions (an acquisition of management functions by us from our advisor) pursuant to which they became self-managed prior to listing their securities on national exchanges. Such internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns stockholders have received. Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future.

(14)	The total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, shall not exceed (a) six percent of all properties’ aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.”

12

Conflicts of Interest

The first sentence under the section “Valuation Conflicts” on page 101 of the Prospectus is replaced in its entirety by the following disclosure.

“Following the first quarter after the acquisition of at least $1.2 billion in total portfolio assets, the asset management subordinated participation incurred to our advisor may be based on NAV, which the advisor is responsible for calculating.”

The third bullet on page 103 of the Prospectus under the section “Certain Conflict Resolution Procedures” is replaced in its entirety by the following disclosure.

“•	American Realty Capital Advisors IV, LLC and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, American Realty Capital Advisors IV, LLC must reimburse us for the amount, if any, by which our total operating expenses paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.”

Valuation Policies

The section “GAAP and Our Calculation of Net Asset Value” on page 122 of our Prospectus is deleted in its entirety.

13

The second sentence of the first paragraph on page 124 of the Prospectus under the section “Calculation of NAV Per Share by Our Advisor” is replaced in its entirety by the following disclosure.

“The advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) quarterly budgets for all other expenses; and (3) year-to-date actual performance data.”

The first paragraph on page 125 of the Prospectus and the accompanying NAV calculation table under the section “Calculation of NAV Per Share by Our Advisor” is replaced in its entirety by the following disclosure.

“The below tables are a hypothetical calculation illustrating the factors that are likely to impact our NAV calculation. This illustration assumes that the calculation occurs on a day which is not a distribution adjustment date and on which there are no reinvestments of distributions. If such hypothetical day were a distribution adjustment date, the adjustment to reflect the accrued distributions would reduce our NAV. The below tables assume that we have 177,777,777 shares issued and outstanding, with assets of $4.0 billion. The amounts shown in the table below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance:

NAV
Beginning NAV on Hypothetical Trading Day (per share)	$4,000,000,000 ($22.50)
Daily Activity:
Accrual of Portfolio Revenue	1,068,490
Accrual of Other Expenses	(73,980)
Accrual of Organizational and Offering Expenses	(657,540)
Unrealized/Realized Gains (Losses) on Assets and Liabilities	5,400,000
NAV Before Share Purchases and Repurchases (per share)	4,005,736,970 ($22.53)
Share Purchases	199,999,980
Share Repurchases	(100,000,080)
Ending NAV on Hypothetical Trading Day (per share)	$4,105,736,870 ($22.53 )”

Footnote 1 to the NAV calculation table on page 125 of the Prospectus under the section “Calculation of NAV Per Share by Our Advisor” is deleted in its entirety.

Description of Real Estate Investments

The following disclosure is added as a new section immediately prior to “Selected Financial Data” on page 127 of the Prospectus.

“Description of Real Estate Investments

We have acquired the following real estate investments through October 31, 2012:

Freight

•	2 FedEx Ground distribution facilities located in Independence, Kansas and Ottumwa, Iowa purchased on October 30, 2012.

Discount Retail

•	1 freestanding Dollar General store located in Buchanan Dam, Texas purchased on September 28, 2012.

•	2 freestanding Dollar General stores located in Lacy Lakeview, TX and Cedar Creek, TX purchased on November 19, 2012 and 1 freestanding Dollar General store located in Beeville, TX purchased on November 19, 2012, or Dollar General II.

Pharmacy

•	1 CVS pharmacy located in New Castle, PA purchased on October 31, 2012.

FedEx Ground Portfolio

Each of the properties are 100% leased to FedEx Ground Package Systems, Inc., a wholly owned subsidiary of FedEx Corporation (NYSE: “FDX”), which carries an investment grade credit rating as determined by major credit rating agencies. Under the terms of the lease, the tenant is responsible for base rent and certain operating expenses, excluding costs to maintain the exterior structure of the building and certain maintenance repairs.  We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on the properties post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

14

The following table provides information relating to the sellers, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (in years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
FedEx	2	Various	$5.5 million	7.6%	9.5	None	Two 5-year options	52,606	$$0.4 million/ $8.02

____________

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Other

The Federal tax basis and the rate of depreciation for each property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.

The annual real estate taxes on the properties for the calendar year 2012 are expected to be $0.1 million. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.

Set forth below are summary financial statements of the parent of the lessee of the FedEx Ground distribution facilities described above. FedEx Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding FedEx Corporation are taken from such filings:

		Year Ended
(Amounts in Millions)	Three Months Ended August 31, 2012 (Unaudited)	May 31, 2012 (Audited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)
Statements of Operations Data
Revenues	$10,792	$42,680	$39,304	$34,734
Operating income	742	3,186	2,378	1,998
Net income	459	2,032	1,452	1,894

(Amounts in Millions)	August 31, 2012 (Unaudited)	May 31, 2012 (Audited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$30,691	$29,903	$27,385	$24,902
Long-term debt	2,242	1,250	1,667	1,668
Total common stockholders’ investment	15,024	14,727	15,220	13,811

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Dollar General Portfolio

The properties are 100% leased to a subsidiary of Dollar General Corporation (NYSE: “DG”) and guaranteed by Dollar General Corporation, which carries an investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the buildings, and the cost of all capital expenditures, in addition to base rent. We funded the acquisition of the properties with proceeds from the sale of our common stock. We may seek to obtain financing on these properties post-closing. However, there is no assurance that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Dollar General Corporation is the largest small-box discount retailer in the United States. Dollar General Corporation’s stores offer convenience and value to customers, by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, house wares and seasonal items at everyday low prices.

The following table provides, information relating to the seller/assignor, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income.

Property	Number of Properties	Seller/Assignor	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
Dollar General	1	Ladder Financial LLC	$1.1 million	7.7%	15.0	3% fixed annual escalations commencing in the 11th year of the lease term	Three 5-year options	9,026	$0.1 million/ $9.64
Dollar General II	3	various	$3.3 million	7.7%	15.0	varies	Three 5-year options	27,226	$0.3 million/ $9.40

____________

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Other

We believe the property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.

The annual real estate taxes payable on the property for the calendar year 2012 are expected to be $0.1 million. Such real estate taxes are to be reimbursed by the tenants under the terms of the lease.

16

Set forth below are summary financial statements of the parent guarantor of the lease as described above. Dollar General Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corporation are taken from such filings:

	For the 26 Weeks Ended August 3, 2012 (Unaudited)	Fiscal Year Ended
(Amounts in Thousands)		February 3, 2012 (Audited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Statements of Income
Net sales	$7,849,860	$14,807,188	$13,035,000	$11,796,380
Operating profit	771,538	1,490,804	1,274,065	953,258
Net income	427,555	766,685	627,857	339,442

(Amounts in Thousands)	August 3, 2012 (Unaudited)	February 3, 2012 (Audited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$10,103,474	$9,688,520	$9,546,222	$8,863,519
Long-term obligations	2,887,251	2,617,891	3,287,070	3,399,715
Total liabilities	5,287,463	5,013,938	5,482,290	5,454,735
Total shareholders’ equity	4,810,410	4,668,495	4,054,479	3,390,298

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CVS Caremark Portfolio

The property is 100% leased to a subsidiary of CVS Caremark Corporation (NYSE: “CVS”) and guaranteed by CVS Caremark Corporation, which carries an investment grade credit rating as determined by major credit rating agencies. Under the terms of the lease, the tenant is responsible for base rent and certain operating expenses, excluding costs to maintain the exterior structure of the building and certain maintenance repairs.  We funded the acquisition with proceeds from the sale of our common stock. We make seek to obtain financing on this property post-closing. However, there is no assurance that we will be able to obtain financing on terms we believe are favorable, or at all.

The following table provides information relating to the seller, purchase price, capitalization rate, amount of lease term remaining at the time of acquisition, rental escalations and renewal options, rentable square footage and annualized rental income and annualized rental income per square foot.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income/ Per Square Foot
CVS	1	1803 Wilmington Road Company, LLC	$3.1 million	7.7%	12.3	None	Five 5-year options	10,125	$0.2 million/ $23.80

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(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Other

We believe the property is suitable and adequate for its uses.

We intend to adequately insure each property.

The Federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.

The annual real estate taxes payable on the property for the calendar year 2012 are expected to be approximately $19,000. Such real estate taxes are to be reimbursed by the tenants under the terms of the lease.

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Set forth below are summary financial statements of the parent guarantor of the lease as described above. CVS Caremark Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding CVS Caremark Corporation. are taken from such filings:

		Year Ended
(Amounts in Millions)	Nine Months Ended September 30, 2012 (Unaudited))	December 31, 2011 (Audited)	December 31, 2010 (Audited)	December 31, 2009 (Audited)
Statements of Operations Data
Net Revenues	$91,739	$107,100	$95,778	$98,215
Operating profit	4,925	6,330	6,137	6,425
Net income attributed to CVS Caremark	2,748	3,461	3,427	3,696

(Amounts in Millions)	September 30, 2012 (Unaudited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)	December 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$64,796	$64,543	$62,169	$61,641
Long-term debt	9,210	9,208	8,652	8,756
Total common stockholders’ equity	36,916	38,051	37,700	35,768”

Investment by Tax-Exempt Entities and ERISA Considerations

The second paragraph in the section “Annual or More Frequent Valuation Requirement” on page 166 of the Prospectus is replaced in its entirety by the following disclosure.

“Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. After the first quarter following our acquisition of at least $1.2 billion in total portfolio assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of each fiscal quarter. The board of directors will review the NAV calculation quarterly. To calculate our NAV per share, the advisor will determine the net value of our operating partnership’s real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.”

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Share Repurchase Program

The section “Share Repurchase Program” on pages 183-186 of the Prospectus is replaced in its entirety by the following disclosure.

“SHARE REPURCHASE PROGRAM

Our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law, if such repurchases do not impair the capital or operations of the REIT. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares.

Prior to the time our advisor begins calculating NAV, a stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to our distribution reinvestment plan from this one year requirement. In addition, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement as discussed below. Once we begin calculating NAV, no holding period will be required. The purchase price for shares repurchased under our share repurchase program will be as set forth below, including with respect to any shares of our common stock repurchased in connection with a stockholder’s death or disability. We do not currently anticipate obtaining appraisals for our investments prior to the time our advisor begins calculating NAV (other than investments in transaction with our sponsor, advisor or directors or their respective affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. After the first quarter following our acquisition of at least $1.2 billion in total portfolio assets, our advisor will begin calculating NAV, upon which the purchase price for shares under our share repurchase program will be based. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the first business day of each quarter (and in all events on a date other than a dividend payment date).

Share Repurchase Program Prior to our Calculation of NAV

Prior to our calculation of NAV, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	the lower of $23.13 or 92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;

•	the lower of $23.75 and 95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;

•	the lower of $24.38 and 97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and

•	the lower of $25.00 and 100% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).

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Pursuant to the terms of our share repurchase program, we intend to make repurchases, if requested, at least once quarterly. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. Prior to the time our advisor begins calculating NAV, during any quarter, we will not repurchase in excess of 1.25% of the weighted average number of shares of common stock outstanding during the previous calendar quarter, or approximately 5.0% of weighted average number of shares of common stock outstanding on December 31st of the previous calendar year during any 12-month period. In addition, funds available for our share repurchase program may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests. A stockholder may withdraw its request at any time or ask that we honor the request when funds are available.

Share Repurchase Program Following our Calculation of NAV

After the first quarter following our acquisition of at least $1.2 billion in total portfolio assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of each fiscal quarter. The board of directors will review the NAV calculation quarterly. Once our advisor begins calculating NAV, the terms of the share repurchase program will be as described below.

The redemption price per share will be our then-current NAV per share. Subject to limited exceptions, stockholders who redeem their shares of our common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate NAV per share of the shares of common stock received. If a stockholder’s redemption request is received between 4:00 p.m. Eastern time on the last day of any quarter and the close of business on the first business day of the subsequent quarter, such shares will be redeemed at a price equal to the quarterly NAV per share, calculated after the close of business on the first day of such subsequent quarter. We refer to the day on which a redemption request is received pursuant to our share repurchase plan as the “redemption request day.” Although such stockholder will not know at the time he or she requests the redemption of shares the exact price at which such redemption request will be processed, the stockholder may cancel the redemption request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, 1-866-532-4743. The line is open on each business day between the hours of 9:00 a.m. and 7:00 p.m. (Eastern time). Redemption requests submitted before 4:00 p.m. on a business day must be cancelled before 4:00 p.m. on the same day. Redemption requests received after 4:00 p.m. on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. on the next business day. If we file a pricing supplement disclosing a change in NAV per share of more than 5% from the NAV per share disclosed in the last filed prospectus or pricing supplement, all stockholders whose redemption requests have not been processed will have the right to cancel the redemption request within ten days of such filing .If the redemption request is not cancelled before the applicable time described above, the stockholder will be contractually bound to the redemption of the shares and will not be permitted to cancel the request prior to the payment of redemption proceeds. If the redemption request day is after the record date for a distribution payment but prior to the payment date for such distribution, the stockholder will be entitled to receive such distribution with respect to the redeemed shares of our common stock because the stockholder held them on the record date.

We will limit shares redeemed during any calendar quarter to 1.25% of our NAV as of the last day of the previous calendar quarter, or approximately 5% of our NAV in any 12 month period. Furthermore, we may not have sufficient liquidity to honor all redemption requests. We intend to maintain 5% of our NAV in excess of $1 billion in liquid assets that can be liquidated more readily than properties. However, our stockholders should not expect that we will maintain liquid assets at or above this level. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund redemptions. The board will review the amount and sources of liquid assets on a quarterly basis.

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Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of redemption requests relative to the sales of new shares. If our board of directors believes, in its business judgment, that redemptions may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-redeeming stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of shares that may be redeemed in such quarter; provided that we will limit our shares redeemed during such quarter to 1.25% of our NAV as of the last day of the previous calendar quarter, or approximately 5% of our NAV in any 12 month period. Stockholders may make multiple requests for redemption during the quarter but may not exceed the maximum limit of redemptions established by our advisor.

Once we begin calculating NAV, there is no minimum holding period for shares of our common stock; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment. In order to offset any incremental costs in holding liquid investments, keeping borrowing capacity available, drawing funds under a line of credit and selling assets we would not otherwise have sold and to protect the interests of long-term stockholders and to reduce the possible impact of short-term trading on our performance, stockholders who redeem their shares within four months of purchasing them will be subject to a short-term trading fee of 2% of the aggregate NAV of the shares of common stock redeemed. For purposes of determining whether the short-term trading fee applies, we will redeem the shares that were held the longest first. The short-term trading fee will not apply in circumstances involving a stockholder’s death, post-purchase disability or divorce decree, redemptions made as part of a systematic withdrawal plan, redemptions in connection with periodic portfolio rebalancings of certain wrap or fee-based accounts, redemptions of shares acquired through our distribution reinvestment plan and the cancellation of a purchase of shares within the five-day period after the investor executes a subscription agreement and in other circumstances at our discretion.

Death and Disability of a Stockholder

Prior to our calculating NAV, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement that otherwise will apply to redemption requests made prior to such time. Once we begin calculating NAV, no holding period will be required. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of $25.00 or the then-current NAV (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors has the discretion to exempt shares purchased pursuant to our distribution reinvestment plan from the one-year holding requirement, if a stockholder sells back all of his or her shares. In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Share Repurchase Program Generally

Regardless of whether we are calculating NAV or not, our share repurchase program is subject to the terms and conditions described below.

Our board of directors, at its sole discretion, may choose to suspend or terminate our share repurchase program, or reduce or increase the number of shares purchased under the program upon 30 days notice, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one year holding period requirement before we begin calculating NAV in the event of the death or disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;

•	reject any request for repurchase;

•	change the purchase price for repurchases; or

•

otherwise amend the terms of, suspend or terminate our share repurchase program ; provided, that we will provide written notice to all stockholders at least 30 days prior to any planned termination or suspension of, or amendment to, the share repurchase program.”

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Summary of Our Operating Partnership Agreement

The section entitled “Summary of Our Operating Partnership Agreement” beginning on page 195 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“The following is a summary of the material terms of the agreement of limited partnership of our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for OP Units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” The operating partnership has three classes of units: (a) GP Units; (b) OP Units and (c) Class B Units.

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 20,000 general partnership units that were subsequently redesignated as 20,000 GP Units.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

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In general, each OP Unit and Class B Unit (and GP Unit) will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, OP Units and Class B Units (and GP Units) also will share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the special limited partner. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Class B Units

Effective July 1, 2012, the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof, to the advisor and the subordination thereof to distribution coverage was eliminated and replaced with the potential issuance to the advisor of Class B Units. Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the general partner, shall cause the operating partnership to issue Class B Units to the advisor in connection with the services provided by the advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units shall be issuable quarterly in arrears subject to the approval of the general partner’s board of directors. The number of Class B Units issuable to the advisor quarterly is determined by dividing (a) the excess of 0.1875% of the cost of our assets over the amount of any oversight fee payable to the advisor for such quarter by (b) the value of one share of common stock as of the end of such quarter.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

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After a Class B Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class B Unit has been sufficiently adjusted pursuant to the special allocations described below in “ – Allocations”, the Class B Unit will automatically convert into an OP Unit. The holder of Class B Units has the right to make capital contributions to the operating partnership in exchange for OP Units, subject to the approval of the general partner, in order to trigger a revaluation of the operating partnership’s assets and a corresponding allocation of any unrealized gain in the event of a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;

•	any amendment that alters or changes the limited partner’s exchange rights;

•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or

•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

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Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit or Class B Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units or Class B Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we will be able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of GP Units, OP Units and Class B Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

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Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units, OP Units and/or Class B Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•	first, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment” balance is zero;

•	second, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded return of 6% per year on their average “net investment” balance; and

•	thereafter, 15% to the special limited partner, and 85% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units and/or Class B Units entitled to such distributions in accordance with each such partner’s percentage interests.

The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as the general partner).

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American Realty Capital Trust IV Special Limited Partner, LLC also will be entitled to defer distributions under some circumstances and to receive subordinated distributions from the operating partnership upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership shall be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations shall be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of the operating partnership from the sale of property of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the holders of Class B Units until their capital account balances attributable to their holdings of Class B Units are equal to the average capital account balance of holders of OP Units attributable to such OP Units, and such allocations shall be made on a unit-by-unit basis in order to allow for the greatest number of Class B Units to convert into OP Units at any one time. Furthermore, after the allocations made in the previous sentence, net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the special limited partner is entitled to received distributions pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, unrealized gain from the revaluation of the operating partnership’s assets shall be allocated to the special limited partner until the special limited partner has received aggregate allocations equal to the amount of distributions the special limited partner is entitled to receive pursuant to such promissory note.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;

•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

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Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of an OP Unit has the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at the operating partnership’s option, for shares of our common stock on such terms and subject to such conditions and restriction as will be contained in one or more exchange rights agreements among us, as the general partner, the operating partnership and one or more limited partner, provided, that such OP Units shall have been outstanding for at least one year (or such lesser time as determined by us in our sole and absolute discretion). The form of the exchange rights agreement shall be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

American Realty Capital Trust IV Special Limited Partner, LLC, the parent of our advisor, is a Delaware limited liability company formed on February 14, 2012 and is the special limited partner of our operating partnership. Except as set described below, the special limited partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement. The special limited partner is entitled to receive subordinated distributions of net proceeds in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. Any such subordinated distribution to the special limited partner is related to our successful performance. Such distribution is calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing of our common stock, termination of the advisory agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the special limited partner is entitled to receive a subordinated distribution, other than pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, the special limited partner shall be entitled to contribute the right to receive such subordinated distribution to the operating partnership in exchange for OP Units in an amount equal to the value of such subordinated distribution right. If the special limited partner obtains OP Units in this manner, the special limited partner shall have all the rights of any holder of OP Units, including the limited partner exchange right described herein. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. We will file a U.S. federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

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Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (v) by operation of law.”

If redemption requests reach the quarterly limitation, if our share repurchase program is suspended, or if funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased from stockholders (other than our sponsor) as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests. As of the date our share repurchase program is suspended, the date the quarterly limitation is reached, or the date that funds available for our share repurchase program are not sufficient to accommodate all redemption requests, only those shares that were already presented for repurchase will be eligible for repurchase, subject to the foregoing order of priority.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require. Commitments by us to repurchase shares will be communicated to each stockholder who submitted a redemption request on or promptly after the fifth business day following the end of each quarter. We will repurchase the shares subject to these commitments, and pay the repurchase price associated therewith, within three business days following the delivery of such commitments.

On the first business day during any quarter in which the quarterly repurchase limitation is reached, we will disclose such fact through a filing with the SEC and a posting on our website to notify stockholders that no additional redemption requests will be accepted for such quarter. In such event, unless our board of directors determines to suspend the share repurchase program for any of the reasons described above, the share repurchase program will automatically and without stockholder notification resume on the first day of the subsequent quarter. The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase plan by our board of directors or our advisor will be disclosed to stockholders promptly in a prospectus supplement or special or periodic reports we file with the SEC, a press release and/or via our website. In the event of a suspension or material modification of our redemption plan, our board may also modify or suspend our offering of shares for sale; provided, that we will provide written notice to all stockholders at least 30 days prior to any planned termination or suspension of, or amendment to, the share repurchase program.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

AR Capital, LLC may not redeem any of its shares until we have raised $20,000,000 in offering proceeds in our primary offering. Furthermore, AR Capital, LLC’s repurchase requests will only be accepted (1) after all other stockholders’ repurchase requests for such quarter have been accepted and (2) if such repurchases do not cause total repurchases to exceed 1.25% of the weighted average number of shares of common stock outstanding during the previous quarter, or 1.25% of our total NAV as of the end of the immediately preceding quarter, as applicable.”

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Plan of Distribution

The fifth sentence of the last paragraph on page 202 of the Prospectus is deleted in its entirety.

The second sentence of the seventh paragraph on page 204 of the Prospectus under the heading “Plan of Distribution – Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” is deleted in its entirety.

The section “Minimum Offering” on page 209 of the Prospectus is deleted in its entirety.

Reports to Stockholders

The last paragraph on page 212 of the Prospectus is replaced in its entirety by the following disclosure.

“We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. After the first quarter following our acquisition of at least $1.2 billion in total portfolio assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of each fiscal quarter. The board of directors will review the NAV calculation quarterly. To calculate our NAV per share, the advisor will determine the net value of our operating partnership’s real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. First, our advisor will subtract liabilities of the operating partnership, such as estimated accrued fees and expenses, and will multiply the resulting amount by our percentage ownership interest in the operating partnership. Our advisor will then add any assets held by the REIT, including cash and cash equivalents, and subtract any estimated accrued REIT liabilities, including accrued distributions and certain legal and administrative costs. Solely for purposes of calculating our NAV, organization and offering costs and acquisition fees and expenses will be amortized over a five year period and a proportionate amount will be deducted on a quarterly basis. The result of this calculation will be our NAV as of the end of the first business day of each fiscal quarter. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.”

Subscription Agreements

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 4 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the form of multi-offering subscription agreement attached to this Supplement No. 4 as Appendix C-2. The form of multi-offering subscription agreement supersedes and replaces the form of multi-offering subscription agreement contained in the Prospectus.

Annex A

On November 13, 2012, we filed with the United States Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The Quarterly Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 4.

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American Realty Capital Trust IV, Inc. SubSCRIpTIon AgReemenT An investment in the offering described herein cAnnot be completed until At leAst five (5) business dAys Afterthe dAte the investor received the finAl prospectus for the offering. subscriptions Will be effective only upon our AcceptAnce, And We reserve the right to reJect Any subscription in Whole or in pArt. if reJected, All funds shAll be returned to subscribers Without interest And Without deduction for Any eXpenses Within ten business dAys from the dAte the subscription is reJected. investors Will receive A confirmAtion of their purchAse. If you have any questIons, please call your regIstered representatIve or realty capItal securItIes, llc (MeMber FINrA/SIPC) at 1-877-373-2522. please indicate which offering you wish to invest in and whether this purchase is an “initial investment” or an ”additional investment.” Investment Investment Amount .. American realty capital trust iv, inc. (“Arct iv”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. net of commission purchase (“nocp”): check this box if you are eligible for a nocp. NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details. payment method: please indicate the method of payment below. check enclosed subscription amount wired check/funding being sent by other third party payment Instructions: please follow the instructions outlined below. .. for custodial held accounts, such as irAs and other qualified plans: checks should be made payable to the custodian and sent, with a completed copy of the subscription agreement, directly to the custodian who will forward them to the applicable address. .. • for all other investments: .. for Arct iv, make checks payable to: american realty capital trust Iv, Inc. note: Investment subject to suitability standards, see the corresponding prospectus for details. 2 2 oWneRSHIp importAnt: please choose one option, either within the “non-custodial ownership” column, or within the “custodial ownership” column. 2a. non-Custodial ownership (Non-Qualified) .. individual – One signature required & initial. .. Joint tenants with right of survivorship – All parties must sign & initial. .. tenants in common – All parties must sign & initial. .. company or corporation or partnership – Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable. .. uniform gift/transfer to minors Act (UGMA/UTMA) – Owner and custodian signature required. state of ______ custodian for ______________________ .. estate – Personal representative signature required. name of executor: _______________________________ Include a copy of the court appointment. .. Qualified pension or profit sharing plan* – Trustee or custodian signature required. Include plan documents. name of trustee: ________________________________ .. trust – Trustee(s) signature(s) and copy of trust document or trust certificate required. .. transfer on death(1) – Must complete separate Transfer on Death Registration Form. .. other (specify) – _______________________________ Include title and signature pages. 2b. Custodial ownership (Qualified) .. traditional irA* – One signature required. .. roll-over irA* – One signature required. .. roth irA* – One signature required. .. Keogh plan* – One signature required. .. simplified employee pension/trust (s.e.p.)* .. Qualified pension or profit sharing plan* – Owner and custodian signature required. .. other (specify) – ___________________________ * Investors who are plan participants under a registered IrA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with erISA, Internal revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts. (1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/ investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the entirety or (iii) two or more natural persons holding the account as Joint Tenants with right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security registration Act.

C-1-1

3 importAnt: send all paperwork directly to the custodian. note: this section is only for accounts specified in section 2b and not for custodial accounts for Minors. Custodial ownership (Must be completed by Custodian/Trustee for accounts identified in Section 2b) name of trust or Business entity (Does not apply to IRA accounts) name of custodian or trustee Mailing address city, state, Zip Business phone custodian/trust/Business entity tax Id# account # name of custodian or other administrator 4 importAnt: Investor Information is required. Investor Information ..• Mr. .• Mrs. .• Ms. .• other ______ note: please provide all necessary corporate name of account owner documents, partnership date of Birth agreement, or trust social security number or taxpayer Id # powers (specified in section 2) to establish legal address (no p.o. Boxes) authority to act. city, state, Zip citizenship: Please indicate Citizenship Status (Required) ..• u.s. citizen .• resident Alien .• non-resident Alien* .• employee, Affiliate or board member note: Any and all u.s. taxpayers are required to complete W-9 form in section 6b * If non-resident alien, investor must submit the appropriate W-8 form (W-8ben, W-8eci, W-8eXp or W-8imy) in order to make an investment. (Again, if a foreign national who is, in fact, a u.s taxpayer, complete W-9 form.) employer: | .Re TIR ed ..• Mr. .• Mrs. .• Ms. .• other ______ name of Joint account owner or Minor entity name date of Birth social security number or taxpayer Id# If non-u.s. citizen, specify country of citizenship Mailing address (if different than legal address) city, state, Zip home phone Business phone government id: (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy. place of Birth: ____________________________________________________________________________________ City State/ProvinCe Country Immigration status: .permanent resident• ..non-permanent resident• • ..non-resident• check which type of document you are providing: ..US Driver’s License .Ins permanent resident alien card .Passport with U.S. Visa ..Employment Authorization Document .Passport without U.S. Visa Bank Name (required):________________________ Account No. (required):_______________________________________________________________________________ ..Foreign national identity documents Bank Name (required):____________________________________________ Phone No. (required):_____________________________________________ Number for the document checked above and country of issuance: ______________________ cAliforniA investors: all certIfIcates representIng shares WhIch are sold In the state of calIfornIa WIll Bear the folloWIng legend condItIons: It Is unlaWful to consuMMate a sale or transfer of thIs securIty or any Interest thereIn, or to receIve any consIderatIon therefor, WIthout the prIor WrItten consent of the coMMIssIoner of corporatIons for the state of calIfornIa, eXcept as perMItted In the coMMIssIoner’s rules. Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-1-2

5 complete this section to enroll in the distribution reinvestment plan or to elect how you wish to receive your distributions.1 note: qualified accounts may not direct distributions without the custodian’s approval. please also note that all custodial account distributions not reinvested pursuant distributions AmericAn reAlty cApitAl trust iv, inc. ..I hereby subscribe for Shares of American Realty Capital Trust IV, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) to the distribution reinvestment plan will be directed to the custodian. .. Automatic purchase plan: check this box if you wish to participate in the automatic purchase plan (“app”). a separate form is required to be completed to participate in app. * * Kansas and Tennessee investors cannot participate in the Automatic Purchase Plan. 1 Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Trust IV, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. 2 Alabama and Maine investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. Ohio investors cannot participate in the distribution reinvestment plan. 3 Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder’s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder’s initial purchase of our shares. 4 I authorize American Realty Capital Trust IV, Inc. or its agent, DST Systems, Inc. (collectively referred to as “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors’ ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares. 5a please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner’s checking or savings account or to a party other than the registered owner. name of third party financial Institution Mailing address city, state, Zip account # Bank's aBa/routing # .. checking Account (must enclose voided check) . savings Account (subject to bank verification) eLeCTRonIC deLIVeRY eLeCTIon Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated: American realty capital trust iv, inc. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering’s respective Web site and notify you by e-mail when such documents are available and how to access the documents. you will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet service provider charges in connection with access to these materials. e-mail address in the section below is required. please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. the notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in adobe’s portable document format (pdf). the adobe reader® software is required to view documents in pdf format. the reader software is available free of charge from adobe’s web site at www.adobe.com . the reader software must be correctly installed on my system before I will be able to view documents in pdf format. electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from american realty capital trust Iv, Inc. a paper copy of any documents delivered electronically by calling realty capital securities, llc at 877-373-2522 from 9:00 am to 5:00 pm est Monday-friday. (d) I acknowledge that if the e-mail notification is returned to american realty capital trust Iv, Inc. as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if american realty capital trust Iv, Inc. is unable to obtain a valid e-mail address for me, american realty capital trust Iv, Inc. will resume sending a paper copy of its filings by u.s. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling realty capital securities, llc at 877-373-2522 from 9:00 am to 5:00 pm est Monday-friday. owner signature _______________________________________________________ date (mm/dd/yyyy) _______________ co-owner signature (if applicable) _________________________________________ date (mm/dd/yyyy) _______________ Joint Accounts: If your social security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided. My e-mail address is ____________________________________________________________________________________ Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

6 IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth *(excluding home, home furnishings and automobiles)* of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth *(excluding home, home furnishings and automobiles)* of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the ARCT IV Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final Prospectus of ARCT IV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARCT IV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT IV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARCT IV shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in ARCT IV shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARCT IV offering as registered with the Securities Division.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in the ARCT IV offering and other similar offerings.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARCT IV and its affiliate cannot exceed 10% of the investor's net worth.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARCT IV and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. A Ohio investor's aggregate investment in ARCT IV shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in ARCT IV.		
Tennessee residents only: In addition to the general suitability requirements described above, the investor's maximum investment in ARCT IV shares and its affiliates shall not exceed 10% of the Tennessee investor's net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT IV offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARCT IV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

6	**Subscriber Acknowledgements & Signatures** The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
	New Jersey residents only: Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor's total investment in the ARCT IV offering and other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
	Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, either (a) minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) minimum net worth of $250,000; net worth shall be exclusive of home, home furnishings and automobiles.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

**Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

SIGNATURE OF OWNER AND CO-OWNER *(ALL INVESTORS MUST SIGN)*

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ____________

6b

Substitute Form W-9
ALL U.S. Taxpayers Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

6 6 b Substitute Form W-9 (Continued) ALL u.S. Taxpayers must Sign under penalties of perjury, I certify that: 1. the number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal revenue service (Irs) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Irs has notified me that I am no longer subject to backup withholding, and 3. I am a u.s. citizen or other u.s. person (including a u.s. resident alien). certification instructions. you must cross out item 2 above if you have been notified by the Irs that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. the Internal revenue service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date 6 6 b guidelines for Certification of Taxpayer Identification number (“TIn”) on Substitute Form W-9 What number to give the requester. - social security numbers (‘‘ssn’’) have nine digits separated by two hyphens: i.e., 000-00-0000. employer identification numbers (‘‘eIn’’) have nine digits separated by only one hyphen: i.e., 00-0000000. the table below will help determine the number to give the payer. all ‘‘section’’ references are to the Internal revenue code of 1986, as amended. ‘‘Irs’’ means the Internal revenue service. For this type of account: give the SSn of: 1. an individual’s account 2. two or more individuals (Joint account) 3. custodian account of a minor (uniform gift to Minors act) 4. (a) the usual revocable savings trust account (grantor also is trustee) (b) so-called trust account that is not a legal or valid trust under state law 5. sole proprietorship or single-owner llc For this type of account: the individual the actual owner of the account or, if combined funds, the first individual on the account (1) the minor (2) the grantor-trustee (1) the actual owner (1) the owner (3) given the eIn of: 6. sole proprietorship or single-owner llc 7. a valid trust, estate, or pension trust 8. corporate or llc electing corporate status on form 8832 9. association, club, religious, charitable, educational, or other tax-exempt organization 10. partnership or multi-member llc 11. account with the department of agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments 12. a broker or registered nominee the owner (3) the legal entity (4) the corporation the organization the partnership or llc the public entity the broker or nominee (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) you must show your individual name and you also may enter your business or ‘‘DbA’’ name on the second name line. you may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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6 6 b guidelines for Certification of Taxpayer Identification number (“TIn”) on Substitute Form W-9 (Continued) obtaining a number If you do not have a tIn, apply for one immediately. to apply for an ssn, get form ss-5, application for a social security card, from your local social security administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. you also may get this form by calling 1-800-772-1213. use form W-7, application for Irs Individual taxpayer Identification number, to apply for an ItIn, or form ss-4, application for employer Identification number, to apply for an eIn. you can apply for an eIn online by accessing the Irs website at www.irs.gov/businesses and clicking on employer Id numbers under related topics. you can get forms W-7 and ss-4 from the Irs by visiting www.irs.gov or by calling 1-800-taX-forM (1-800-829-3676). payees exempt from backup Withholding backup withholding is not required on any payments made to the following payees: • an organization exempt from tax under section 501(a), an individual retirement account (‘‘Ira’’), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f )(2). • the united states or any of its agencies or instrumentalities. • a state, the district of columbia, a possession of the united states, or any of their political subdivisions or instrumentalities. • a foreign government or any of its political subdivisions, agencies or instrumentalities. • an international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • a corporation. • a foreign central bank of issue. • a dealer in securities or commodities required to register in the united states, the district of columbia, or a possession of the united states. • a futures commission merchant registered with the commodity futures trading commission. • a real estate investment trust. • an entity registered at all times during the tax year under the Investment company act of 1940. • a common trust fund operated by a bank under section 584(a). • a financial institution. • a middleman known in the investment community as a nominee or custodian. • a trust exempt from tax under section 664 or described in section 4947. exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. privacy Act notice section 6109 requires you to provide your correct tIn to persons who must file information returns with the Irs to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an Ira, or archer Msa or hsa. the Irs uses the numbers for identification purposes and to help verify the accuracy of your tax return. the Irs also may provide this information to the department of Justice for civil and criminal litigation, and to cities, states, the district of columbia and u.s. possessions to carry out their tax laws. the Irs also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. you must provide your tIn whether or not you are required to file a tax return. payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a tIn to a payer. certain penalties also may apply. penalties • Failure to Furnish TIN. If you fail to furnish your correct tIn to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the payer may be subject to civil and criminal penalties. FoR AddITIonAL InFoRmATIon ConTACT YouR TAX ConSuLTAnT oR THe IRS.

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7 . riA submission: check this box to indicate whether submission is made through a registered Investment advisor (rIa) in its capacity as the rIa and not in its capacity as a registered representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the rIa firm is a fInra licensed registered representative affiliated with a broker-dealer, the transaction should be completed through that broker- dealer, not through the rIa. .. special Alabama undertaking regarding App: the firm must check this box if the automatic purchase plan (“app”) box in section 5 is checked and either the sale was made in alabama or alabama is the state designated as the investor’s address. By checking the box at the beginning of this paragraph, the firm covenants and agrees that: (1) the firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the automatic purchase plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under section 6 of this subscription agreement. Financial Advisor, Registered Investment Advisor & Registered Representative the financial advisor, registered Investment advisor or the authorized representative (the “advisor”) must sign below to complete order. the undersigned broker-dealer or advisor warrants that it is a duly licensed broker-dealer (or non- commission based financial advisor) and may lawfully offer the shares in the state designated as the investor’s address or the state in which the sale is to be made, if different. the broker-dealer or advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by rule 2310 of the fInra rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by rule 2310 of the fInra rules, (c) delivered the prospectus to the investor the requisite number of days prior to the date that the investor will deliver this subscription agreement to the issuer as specified under the laws of the investor’s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the office of foreign assets control list of foreign nations, organizations and individuals subject to economic and trade sanctions. Broker/dealer or rIa firm address or p.o. Box Mailing address city, state, Zip Business phone # (required) fax phone # e-mail address registered representative(s) or advisor(s) [I.a.] name(s) (required) representative # registered representative or advisor [I.a.] address or p.o. Box city, state, Zip Business phone # (required) fax phone # e-mail address If a registered associate of a fInra member firm, I hereby certify that I hold a series 7 or series 62 fInra license and I am registered in the following state in which this sale was completed. If a registered Investment advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed. state (required) signature(s) of registered representative(s) or advisor(s) (required) date signature of Broker/dealer or rIa (If required by Broker/dealer) date 8 for non-custodial Accounts: please mail a completed original subscription agreement along with a check and the appropriate documents outlined in sections 1 and 2 of this agreement, to the appropriate address as outlined to the right. for custodial Accounts: please mail a completed original subscription agreement directly to the custodian, along with your check and the appropriate documents outlined in sections 1 and 2 of this agreement. For Regular mail For overnight deliveries American realty capital trust iv, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital trust iv, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 FoR CompAnY uSe onLY: amount date check/Wire# account # registered representative # firm # custodian Id# transfer agent reviewer

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Arc Arc global Arct iV Daily NAV Arc-Ht nYrr retail bDcA pe-Arc uDF iV ARC Multi-Offering SubScriptiOn AgreeMent An investment in the offerings described herein cAnnot be completed until At leAst five (5) business dAys After the dAte the investor received the finAl prospectus for eAch offering. subscriptions Will be effective only upon our AcceptAnce, And We reserve the right to reJect Any subscription in Whole or in pArt. if reJected, All funds shAll be returned to subscribers Without interest And Without deduction for Any eXpenses Within ten business dAys from the dAte the subscription is reJected. investors Will receive A confirmAtion of their purchAse. investors in AlAbAmA, ArkAnsAs, mArylAnd, mAssAchusetts or tennessee (or Arc-ht investors in south cArolinA) mAy not use this multi-offering subscription Agreement to subscribe for shAres of Any offering described herein but insteAd should refer to the subscription Agreement for eAch offering. If you have any questIons, please call your regIstered representatIve or realty capItal securItIes, llc (MeMber FINrA/SIPC) at 1-877-373-2522. SubScriptiOn AgreeMent 9

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1 please indicate which offering you wish to invest in and whether this purchase is an “initial investment” or an ”additional investment.” .. net of commission purchase (“nocp”): check this box if you are eligible for a nocp. NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details. note: Investment subject to suitability standards, see the corresponding prospectus for details. * Retail shares are sold to the public through broker dealers and are sub- ject to applicable selling commissions and dealer manager fees (see pro- spectus for details). ** Institutional shares are sold through RIAs and broker dealers that are man- aging wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details). investment investment Amount .. American realty capital global trust, inc. (“Arc global”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital trust iv, inc. (“Arct iv”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital daily net Asset value trust, inc. (“ARC Daily NAV”) ..state in which sale was made: ______ .. Initial Investment: .. Retail * (or) . Institutional ** .. additional Investment: .. Retail * (or) . Institutional ** acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital healthcare trust, inc. (“Arc-ht”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital new york recovery reit, inc. (“nyrr”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital – retail centers of America, inc. (“ARC Retail”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. business development corporation of America (“bdcA”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$1,000 minimum investment .. phillips edison – Arc shopping center reit, inc. (“pe–Arc”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. united development funding iv (“udf iv”)‡ ..state in which sale was made: ______ ‡ Stated share price of $20 per share .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment ..$1,000 minimum investment if purchased through IRA or other qualified account ..$1,000 minimum for additional investments payment Method: please indicate the method of payment: check enclosed subscription amount wired check/funding being sent by other third party payment instructions: please follow the instructions outlined below. .. for custodial held accounts, such as irAs and other qualified plans: checks should be made payable to the custodian and sent, with a completed copy of the subscription agreement, directly to the custodian who will forward them to the applicable address. .. for all other investments: .. for Arc global (except ARC Global investors in OH and PA), Arct iv, Arc daily nAv (except ARC Daily NAV investors in OH, PA and TX), Arc-ht, Arc retail (except ARC Retail investors in OH and PA), nyrr, bdcA, pe-Arc and udf iv, make checks payable to the respective offering: american realty capital global trust, Inc. (or) american realty capital trust Iv, Inc. (or) american realty capital daily net asset value trust, Inc. (or) american realty capital healthcare trust, Inc. (or) american realty capital new york recovery reIt, Inc. (or) american realty capital – retail centers of america, Inc. (or) Business development corporation of america (or) phillips edison – arc shopping center reIt, Inc. (or) united development funding Iv. .. for Arc global investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital global trust, Inc. .. for Arc retail investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital – retail centers of america, Inc. .. for Arc daily nAv investors in oh, pA and tX, make checks payable to: uMB Bank, na, escrow agent for american realty capital daily net asset value trust, Inc. 2 OWnerSHip importAnt: please choose one option, either within the “non-custodial ownership” column, or within the “custodial ownership” column. (1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. 2a. non-custodial Ownership (Non-Qualified) 2b. custodial Ownership (Qualified) .. individual – One signature required & initial. .. Joint tenants with right of survivorship – All parties must sign & initial. .. tenants in common – All parties must sign & initial. .. company or corporation or partnership – Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable. .. uniform gift/transfer to minors Act (UGMA/UTMA) – Owner and custodian signature required. state of ______ custodian for ______________________ .. estate – Personal representative signature required. name of executor: _______________________________ Include a copy of the court appointment. .. Qualified pension or profit sharing plan* – Trustee or custodian signature required. Include plan documents. name of trustee: ________________________________ .. trust – Trustee(s) signature(s) and copy of trust document or trust certificate required. .. transfer on death(1) – Must complete separate Transfer on Death Registration Form. .. other (specify) – _______________________________ Include title and signature pages. .. traditional irA* – One signature required. .. roll-over irA* – One signature required. .. roth irA* – One signature required. .. keogh plan* – One signature required. .. simplified employee pension/trust (s.e.p.)* .. Qualified pension or profit sharing plan* – Owner and custodian signature required. .. 401(k) (Only available for ARC Daily NAV) .. other (specify) – ___________________________ * Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts. 1 please indicate which offering you wish to invest in and whether this purchase is an “initial investment” or an ”additional investment.” .. net of commission purchase (“nocp”): check this box if you are eligible for a nocp. NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details. note: Investment subject to suitability standards, see the corresponding prospectus for details. * Retail shares are sold to the public through broker dealers and are sub- ject to applicable selling commissions and dealer manager fees (see pro- spectus for details). ** Institutional shares are sold through RIAs and broker dealers that are man- aging wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details). investment investment Amount .. American realty capital global trust, inc. (“Arc global”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital trust iv, inc. (“Arct iv”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital daily net Asset value trust, inc. (“ARC Daily NAV”) ..state in which sale was made: ______ .. Initial Investment: .. Retail * (or) . Institutional ** .. additional Investment: .. Retail * (or) . Institutional ** acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital healthcare trust, inc. (“Arc-ht”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital new york recovery reit, inc. (“nyrr”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital – retail centers of America, inc. (“ARC Retail”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. business development corporation of America (“bdcA”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$1,000 minimum investment .. phillips edison – Arc shopping center reit, inc. (“pe–Arc”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. united development funding iv (“udf iv”)‡ ..state in which sale was made: ______ ‡ Stated share price of $20 per share .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment ..$1,000 minimum investment if purchased through IRA or other qualified account ..$1,000 minimum for additional investments payment Method: please indicate the method of payment: check enclosed subscription amount wired check/funding being sent by other third party payment instructions: please follow the instructions outlined below. .. for custodial held accounts, such as irAs and other qualified plans: checks should be made payable to the custodian and sent, with a completed copy of the subscription agreement, directly to the custodian who will forward them to the applicable address. .. for all other investments: .. for Arc global (except ARC Global investors in OH and PA), Arct iv, Arc daily nAv (except ARC Daily NAV investors in OH, PA and TX), Arc-ht, Arc retail (except ARC Retail investors in OH and PA), nyrr, bdcA, pe-Arc and udf iv, make checks payable to the respective offering: american realty capital global trust, Inc. (or) american realty capital trust Iv, Inc. (or) american realty capital daily net asset value trust, Inc. (or) american realty capital healthcare trust, Inc. (or) american realty capital new york recovery reIt, Inc. (or) american realty capital – retail centers of america, Inc. (or) Business development corporation of america (or) phillips edison – arc shopping center reIt, Inc. (or) united development funding Iv. .. for Arc global investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital global trust, Inc. .. for Arc retail investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital – retail centers of america, Inc. .. for Arc daily nAv investors in oh, pA and tX, make checks payable to: uMB Bank, na, escrow agent for american realty capital daily net asset value trust, Inc. 2 OWnerSHip importAnt: please choose one option, either within the “non-custodial ownership” column, or within the “custodial ownership” column. (1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. 2a. non-custodial Ownership (Non-Qualified) 2b. custodial Ownership (Qualified) .. individual – One signature required & initial. .. Joint tenants with right of survivorship – All parties must sign & initial. .. tenants in common – All parties must sign & initial. .. company or corporation or partnership – Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable. .. uniform gift/transfer to minors Act (UGMA/UTMA) – Owner and custodian signature required. state of ______ custodian for ______________________ .. estate – Personal representative signature required. name of executor: _______________________________ Include a copy of the court appointment. .. Qualified pension or profit sharing plan* – Trustee or custodian signature required. Include plan documents. name of trustee: ________________________________ .. trust – Trustee(s) signature(s) and copy of trust document or trust certificate required. .. transfer on death(1) – Must complete separate Transfer on Death Registration Form. .. other (specify) – _______________________________ Include title and signature pages. .. traditional irA* – One signature required. .. roll-over irA* – One signature required. .. roth irA* – One signature required. .. keogh plan* – One signature required. .. simplified employee pension/trust (s.e.p.)* .. Qualified pension or profit sharing plan* – Owner and custodian signature required. .. 401(k) (Only available for ARC Daily NAV) .. other (specify) – ___________________________ * Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

3 importAnt: send all paperwork directly to the custodian. note: this section is only for accounts specified in section 2b and not for custodial accounts for Minors. custodial Ownership (Must be completed by Custodian/Trustee for accounts identified in Section 2b) name of trust or Business entity (Does not apply to IRA accounts) name of custodian or trustee Mailing address city, state, Zip Business phone custodian/trust/Business entity tax Id# account # name of custodian or other administrator 4 importAnt: Investor Information is required. investor information ..• Mr. .• Mrs. .• Ms. .• other ______ note: please provide all necessary corporate name of account owner documents, partnership date of Birth agreement, or trust social security number or taxpayer Id # powers (specified in section 2) to establish legal address (no p.o. Boxes) authority to act. city, state, Zip citizenship: Please indicate Citizenship Status (Required) ..• u.s. citizen .• resident Alien .• non-resident Alien* .• employee, Affiliate or board member note: Any and all u.s. taxpayers are required to complete W-9 form in section 6b * If non-resident alien, investor must submit the appropriate W-8 form (W-8ben, W-8eci, W-8eXp or W-8imy) in order to make an investment. (Again, if a foreign national who is, in fact, a u.s taxpayer, complete W-9 form.) employer: | .r e tire D ..• Mr. .• Mrs. .• Ms. .• other ______ name of Joint account owner or Minor entity name date of Birth social security number or taxpayer Id# If non-u.s. citizen, specify country of citizenship Mailing address (if different than legal address) city, state, Zip home phone Business phone government id: (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy. place of Birth: ____________________________________________________________________________________ City State/ProvinCe Country Immigration status: .permanent resident• ..non-permanent resident• • ..non-resident• check which type of document you are providing: ..US Driver's License .Ins permanent resident alien card .Passport with U.S. Visa ..Employment Authorization Document .Passport without U.S. Visa Bank Name (required):________________________ Account No. (required):_______________________________________________________________________________ ..Foreign national identity documents Bank Name (required):____________________________________________ Phone No. (required):_____________________________________________ Number for the document checked above and country of issuance: ______________________ cAliforniA investors: all certIfIcates representIng shares WhIch are sold In the state of calIfornIa WIll Bear the folloWIng legend condItIons: It Is unlaWful to consuMMate a sale or transfer of thIs securIty or any Interest thereIn, or to receIve any consIderatIon therefor, WIthout the prIor WrItten consent of the coMMIssIoner of corporatIons for the state of calIfornIa, eXcept as perMItted In the coMMIssIoner’s rules. Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-2-3

complete this section to enroll in the distribution reinvestment plan or to elect how you wish to receive your distributions.1 note: qualified accounts may not direct distributions without the custodian's approval. please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian. footnotes: 1 Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. 2 Ohio investors in ARC Global, ARCT IV, ARC Daily NAV and ARC Retail, cannot participate in the Distribution Reinvestment Plan. Other Ohio investors, and ARCT IV investors in Maine, cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. 3 Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker- dealer in writing if at any time during his or her participation in the Distribution Reinvestment Plan, there is any material change in the stockholder’s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder’s initial purchase of our shares. 4 I authorize American Realty Capital Global Trust, Inc., American Realty Capital Trust IV, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors’ ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares. Distributions AmericAn reAlty cApitAl globAl trust, inc. ..I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AmericAn reAlty cApitAl trust iv, inc. ..I hereby subscribe for Shares of American Realty Capital Trust IV, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMericAn reAlTy cApiTAl DAily neT AsseT VAlUe TrUsT, inc. ..I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AmericAn reAlty cApitAl heAlthcAre trust, inc. ..I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AmericAn reAlty cApitAl neW york recovery reit, inc. ..I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMericAn reAlTy cApiTAl – reTAil cenTers of AMericA, inc. ..I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) business development corporAtion of AmericA ..I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) phillips edison – Arc shopping center reit, inc. ..I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated. .. reinvest/dividend reinvestment plan 3 Investor elects to participate in the Dividend Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) united development funding iv ..I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

C-2-4

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______

Mailing Address ______

City, State, Zip ______

Account # ______

Bank's ABA/Routing # ______

☐ Checking Account *(must enclose voided check)* ☐ Savings Account *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ American Realty Capital Global Trust, Inc. ☐ American Realty Capital Trust IV, Inc. ☐ American Realty Capital Daily Net Asset Value Trust, Inc.

☐ American Realty Capital Healthcare Trust, Inc. ☐ American Realty Capital New York Recovery REIT, Inc. ☐ American Realty Capital – Retail Centers of America, Inc.

☐ Business Development Corporation of America ☐ Phillips Edison – ARC Shopping Center REIT, Inc. ☐ United Development Funding IV

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to the respective offering(s) as 'undeliverable', a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______ Date (mm/dd/yyyy) ______

Co-Owner Signature (if applicable) ______ Date (mm/dd/yyyy) ______

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: *Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee (or ARC-HT Investors in South Carolina) may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial <u>ALL</u> appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner co-Owner For investors of ALL Offerings (Continued): Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by us for any offering with the securities division. For American realty capital global trust, inc. (“Arc global”) investors Only: I/we have received the final prospectus of arc global at least five (5) business days prior to the date of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of arc global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: In addition to the suitability requirements described above, investors’ maximum investment in the arc global shares will be limited to 10% of the investor’s liquid net worth. Ohio, Oregon, Pennsylvania, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor’s maximum investment in arc global and its affiliates cannot exceed 10% of the oregon, pennsylvania, Washington, new Jersey or new Mexico resident’s net worth. an ohio investor’s aggregate investment in the arc global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. for ohio and pennsylvania investors, arc global will not release subscriptions from escrow until it has received $20,000,000 and $75,000,000, respectively, in subscriptions. Iowa residents only: an Iowa investor’s maximum investment in arc global and its affiliates cannot exceed 10% of the Iowa resident’s liquid net worth. North Dakota residents only: north dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the arc global offering. Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. the investor’s maximum investment in arc global should not exceed 10% of the investor’s net worth. Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in the arc global offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: an investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $250,000 and a minimum annual gross income of $65,000, or (b) a minimum net worth of $500,000. the investor’s maximum investment in the arc global offering shall not exceed 10% of the investor’s liquid net worth. For American realty capital trust iV, inc. (“Arct iV”) investors Only: I/we acknowledge receipt of the final prospectus of arct Iv, not less than five (5) business days prior to the signing of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of arct Iv, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. the investor’s maximum in investment in arct Iv and its affiliate cannot exceed 10% of the investor’s net worth. Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in arct Iv and its affiliates cannot exceed 10% of the Iowa, oregon, pennsylvania, Washington or new Mexico resident’s net worth. a ohio investor’s aggregate investment in arct Iv shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

C-2-6

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Trust IV, Inc. ("ARCT IV") Investors Only *(Continued)*:		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT IV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT IV offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARCT IV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor's total investment in the ARCT IV offering and other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, either (a) minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) minimum net worth of $250,000; net worth shall be exclusive of home, home furnishings and automobiles.		

For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/We acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Daily NAV has received an aggregate of $75,000,000 in subscriptions. For Ohio investors, we will not release subscriptions from escrow until ARC Daily NAV has received $20,000,000 in subscriptions.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth. For Texas investors, ARC Daily NAV may not release subscriptions from escrow until it has raised at least $10 million in other jurisdictions.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner co-Owner For American realty capital Healthcare trust, inc. (“Arc-Ht”) investors Only: I/we acknowledge receipt of the final prospectus of arc-ht, not less than five (5) business days prior to the signing of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of arc-ht, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investor’s maximum investment in arc-ht should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in arc-ht and its affiliates cannot exceed 10% of the Iowa, oregon, pennsylvania or Washington resident’s net worth. an ohio investor’s aggregate investment in arc-ht shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the arc-ht offering not to exceed 10% of the Kentucky investor’s liquid net worth. California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor’s maximum investment in arc-ht shares not to exceed 10% of the investor’s net worth (exclusive of home, home furnishings and automobile). North Dakota residents only: north dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the arc-ht offering. Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in the arc-ht offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. For American realty capital new York recovery reit, inc. (“nYrr”) investors Only: I/we acknowledge receipt of the final prospectus of nyrr, not less than five (5) business days prior to the signing of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of nyrr, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the nyrr offering not to exceed 10% of the Kentucky investor’s liquid net worth. Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in nyrr and its affiliates cannot exceed 10% of the ohio, Iowa, oregon, pennsylvania, Washington or new Mexico resident’s net worth. an ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. ‘‘liquid net worth’’ is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investors’ maximum investment in nyrr should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings).

C-2-8

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the NYRR offering.		

For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Retail has received an aggregate of $75,000,000 in subscriptions. We will not release proceeds from Ohio investors until we have raised an aggregate of $20,000,000 in subscriptions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
Mississippi residents only: In addition to the suitability standards above, shares will only be sold to Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC Retail and other similar offerings.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares and shares of its affiliates shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year)		
North Dakota residents only: BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in BDCA common stock to a maximum of 10% of his or her net worth.		
New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth.		

For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in PE-ARC should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor's liquid net worth.		
New Mexico residents only: Investors must have a liquid net worth of at least 10 times the amount of their investment in PE-ARC.		

For United Development Funding IV ("UDF IV") Investors Only:		
I/we have received the final prospectus of UDF IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of UDF IV.		
I/we am/are purchasing shares for my/our own account and I/we acknowledge that the shares are not liquid and there is no public market for this investment.		
I/we am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts."

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For United Development Funding IV ("UDF IV") Investors Only *(Continued)*:		
California residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000.		
Iowa residents only: This investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth.		
Oregon and Pennsylvania residents only: This investment does not exceed 10% of my/our liquid net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

☐ Automatic Purchase Plan: Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA or UDF IV (or ARCT IV investors in Kansas).

SIGNATURE OF OWNER AND CO-OWNER *(ALL INVESTORS MUST SIGN)*

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ____________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6 6 b Substitute Form W-9 ALL u.S. taxpayer Must Sign SUBSTITUTE FORM W-9 (form W-9 (rev. 10-2007) certification to prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current tIn (or the tIn of any other payee) and certain other information by completing the form below, certifying that the tIn provided on substitute form W-9 is correct (or that such investor is awaiting a tIn), that the investor is a u.s. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Irs that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the Irs has notified the investor that the investor is no longer subject to backup withholding. If a tIn is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a tIn is provided and if a tIn is not provided within 60 days, such withheld amounts will be paid over to the Irs. exempt tin. check here if investor is an exempt payee. . under penalties of perjury, I certify that: 1. the number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal revenue service (Irs) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Irs has notified me that I am no longer subject to backup withholding, and 3. I am a u.s. citizen or other u.s. person (including a u.s. resident alien). certification instructions. you must cross out item 2 above if you have been notified by the Irs that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. the Internal revenue service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date guidelines for certification of taxpayer identification number (“tin”) on 6 6 b Continued Substitute Form W-9 What number to give the requester. - social security numbers (‘‘ssn’’) have nine digits separated by two hyphens: i.e., 000-00-0000. employer identification numbers (‘‘eIn’’) have nine digits separated by only one hyphen: i.e., 00-0000000. the table below will help determine the number to give the payer. all ‘‘section’’ references are to the Internal revenue code of 1986, as amended. ‘‘Irs’’ means the Internal revenue service. For this type of account: give the SSn of: 1. an individual’s account the individual 2. two or more individuals (Joint account) the actual owner of the account or, if combined funds, the first individual on the account (1) 3. custodian account of a minor (uniform gift to Minors act) the minor (2) 4. (a) the usual revocable savings trust account (grantor also is trustee) the grantor-trustee (1) (b) so-called trust account that is not a legal or valid trust under state law the actual owner (1) 5. sole proprietorship or single-owner llc the owner (3) For this type of account: given the ein of: 6. sole proprietorship or single-owner llc 7. a valid trust, estate, or pension trust 8. corporate or llc electing corporate status on form 8832 9. association, club, religious, charitable, educational, or other tax-exempt organization 10. partnership or multi-member llc 11. account with the department of agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments 12. a broker or registered nominee the owner (3) the legal entity (4) the corporation the organization the partnership or llc the public entity the broker or nominee

C-2-12

guidelines for certification of taxpayer identification number (“tin”) on 6 6 b Continued Substitute Form W-9 (Continued) (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘‘DBA’’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. Obtaining a number If you do not have a tIn, apply for one immediately. to apply for an ssn, get form ss-5, application for a social security card, from your local social security administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. you also may get this form by calling 1-800-772-1213. use form W-7, application for Irs Individual taxpayer Identification number, to apply for an ItIn, or form ss-4, application for employer Identification number, to apply for an eIn. you can apply for an eIn online by accessing the Irs website at www.irs.gov/businesses and clicking on employer Id numbers under related topics. you can get forms W-7 and ss-4 from the Irs by visiting www.irs.gov or by calling 1-800-taX-forM (1-800-829-3676). payees exempt from backup Withholding Backup withholding is not required on any payments made to the following payees: • an organization exempt from tax under section 501(a), an individual retirement account (‘‘Ira’’), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f )(2). • the united states or any of its agencies or instrumentalities. • a state, the district of columbia, a possession of the united states, or any of their political subdivisions or instrumentalities. • a foreign government or any of its political subdivisions, agencies or instrumentalities. • an international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • a corporation. • a foreign central bank of issue. • a dealer in securities or commodities required to register in the united states, the district of columbia, or a possession of the united states. • a futures commission merchant registered with the commodity futures trading commission. • a real estate investment trust. • an entity registered at all times during the tax year under the Investment company act of 1940. • a common trust fund operated by a bank under section 584(a). • a financial institution. • a middleman known in the investment community as a nominee or custodian. • a trust exempt from tax under section 664 or described in section 4947. exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. privacy Act notice section 6109 requires you to provide your correct tIn to persons who must file information returns with the Irs to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an Ira, or archer Msa or hsa. the Irs uses the numbers for identification purposes and to help verify the accuracy of your tax return. the Irs also may provide this information to the department of Justice for civil and criminal litigation, and to cities, states, the district of columbia and u.s. possessions to carry out their tax laws. the Irs also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. you must provide your tIn whether or not you are required to file a tax return. payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a tIn to a payer. certain penalties also may apply. penalties • Failure to Furnish TIN. If you fail to furnish your correct tIn to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the payer may be subject to civil and criminal penalties. FOr ADDitiOnAL inFOrMAtiOn cOntAct YOur tAX cOnSuLtAnt Or tHe irS.

C-2-13

riA submission: check this box to indicate whether submission is made through a registered Investment advisor (rIa) in its capacity as the rIa and not in its capacity as a registered representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the rIa firm is a fInra licensed registered representative affiliated with a broker-dealer, the transaction should be completed through that broker- dealer, not through the rIa. Financial Advisor, registered investment Advisor & registered representative the financial advisor, registered Investment advisor or the authorized representative (the “advisor”) must sign below to complete order. the undersigned broker-dealer or advisor warrants that it is a duly licensed broker-dealer (or non- commission based financial advisor) and may lawfully offer the shares in the state designated as the investor’s address or the state in which the sale is to be made, if different. the broker-dealer or advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by rule 2310 of the fInra rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by rule 2310 of the fInra rules, (c) delivered the prospectus to the investor the requisite number of days prior to the date that the investor will deliver this subscription agreement to the issuer as specified under the laws of the investor’s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the office of foreign assets control list of foreign nations, organizations and individuals subject to economic and trade sanctions. Broker/dealer or rIa firm address or p.o. Box Mailing address city, state, Zip Business phone # (required) fax phone # e-mail address registered representative(s) or advisor(s) [I.a.] name(s) (required) representative # registered representative or advisor [I.a.] address or p.o. Box city, state, Zip Business phone # (required) fax phone # e-mail address If a registered associate of a fInra member firm, I hereby certify that I hold a series 7 or series 62 fInra license and I am registered in the following state in which this sale was completed. If a registered Investment advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed. state (required) signature(s) of registered representative(s) or advisor(s) (required) date signature of Broker/dealer or rIa (If required by Broker/dealer) date t

C-2-14

8 importAnt: please note that there are state- specific mailing addresses for the following offerings: arc global, arc daily nav and arc retail. for non-custodial Accounts: please mail a completed original subscription agreement along with a check and the appropriate documents outlined in sections 1 and 2 of this agreement, to the appropriate address as outlined to the right. for custodial Accounts: please mail a completed original subscription agreement directly to the custodian, along with your check and the appropriate documents outlined in sections 1 and 2 of this agreement. For regular Mail For Overnight Deliveries American realty capital global trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital global trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital trust iv, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital trust iv, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital daily net Asset value trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital daily net Asset value trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital healthcare trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital healthcare trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital new york recovery reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital new york recovery reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital – retail centers of America, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital – retail centers of America, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 business development corporation of America c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 business development corporation of America c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 phillips edison–Arc shopping center reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 phillips edison–Arc shopping center reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 united development funding iv c/o dst systems, Inc p.o. Box 219096, Kansas city, Mo 64121-9096 united development funding iv c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 State-Specific Mailing Address Differences for Arc global, Arc Daily nAV and Arc retail: .. for Arc global and Arc retail in oh and pA, mail to: American Realty Capital Global Trust, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 American Realty Capital – Retail Centers of America, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 .. for Arc daily nAv investors in oh, pA and tX, mail to: American Realty Capital Daily Net Asset Trust, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 FOr cOMpAnY uSe OnLY: amount date check/Wire# account # registered representative # firm # custodian Id# transfer agent reviewer

C-2-15

ANNEX A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2012

OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to __________
Commission file number: 333-180274
American Realty Capital Trust IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	32-0372241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 415-6500
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant submitted electronically and posted on its corporate Web Site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

As of October 31, 2012, the registrant had 2,824,010 shares of common stock outstanding.

AMERICAN REALTY CAPITAL TRUST IV, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Consolidated Balance Sheet as of September 30, 2012 (Unaudited)	3
Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended September 30, 2012 and for the Period from February 14, 2012 (Date of Inception) to September 30, 2012 (Unaudited)	4
Consolidated Statement of Stockholders' Equity for the Period from February 14, 2012 (Date of Inception) to September 30, 2012 (Unaudited)	5
Consolidated Statement of Cash Flows for the Period from February 14, 2012 (Date of Inception) to September 30, 2012 (Unaudited)	6
Notes to Consolidated Financial Statements (Unaudited)	7

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations	16

Item 3. Quantitative and Qualitative Disclosures About Market Risk	26

Item 4. Controls and Procedures	27

PART II - OTHER INFORMATION	28

Item 1. Legal Proceedings	28

Item 1A. Risk Factors	28

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	28

Item 3. Defaults Upon Senior Securities	29

Item 4. Mine Safety Disclosures	29

Item 5. Other Information	29

Item 6. Exhibits	29

Signatures	30

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements.

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED BALANCE SHEET
(In thousands, except for share and per share data)
(Unaudited)

September 30, 2012

ASSETS
Real estate investments, at cost:
Land	$145
Buildings, fixtures and improvements	820
Acquired intangible lease assets	160
Total real estate investments, at cost	1,125
Cash	6,049
Prepaid expenses and other assets	54
Receivable for issuance of common stock	963
Total assets	$8,191

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$1,372

Preferred stock, $0.01 par value, 50,000,000 authorized, none issued and outstanding	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 374,760 shares issued and outstanding	4
Additional paid-in capital	6,968
Accumulated deficit	(153)
Total stockholders' equity	6,819
Total liabilities and stockholders' equity	$8,191

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)
(Unaudited)

	Three Months Ended	For the Period from February 14, 2012 (date of inception) to
	September 30, 2012	September 30, 2012

Revenues	$1	$1

Expenses:
Acquisition and transaction related	55	55
General and administrative	64	99
Total expenses	119	154
Net loss	$(118)	(153)
Comprehensive loss	$(118)	$(153)

Basic and diluted weighted average shares outstanding	48,285	27,381
Basic and diluted net loss per share	$(2.44)	$(5.59)

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from February 14, 2012 (Date of Inception) to September 30, 2012
(In thousands, except for share data)
(Unaudited)

	Common Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
Balance, February 14, 2012	—	$—	$—	$—	$—
Issuance of common stock	372,093	4	9,000	—	9,004
Common stock offering costs, commissions and dealer manager fees	—	—	(2,036)	—	(2,036)
Share-based compensation	2,667	—	4	—	4
Net loss	—	—	—	(153)	(153)
Balance, September 30, 2012	374,760	$4	$6,968	$(153)	$6,819

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

For the Period from February 14, 2012 (date of inception) to
September 30, 2012
Cash flows from operating activities:
Net loss	$(153)
Adjustment to reconcile net loss to net cash used in operating activities:
Share-based compensation	4
Changes in assets and liabilities:
Prepaid expenses and other assets	(54)
Accounts payable and accrued expenses	9
Net cash used in operating activities	(194)
Cash flows from investing activities:
Investment in real estate and other assets	(1,125)
Net cash used in investing activities	(1,125)
Cash flows from financing activities:
Proceeds from issuance of common stock	8,041
Payments of offering costs	(1,049)
Advances from affiliate	376
Net cash provided by financing activities	7,368
Net change in cash	6,049
Cash, beginning of period	—
Cash, end of period	$6,049

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 1 — Organization
American Realty Capital Trust IV, Inc. (the “Company”) was incorporated on February 14, 2012, as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2012. On June 8, 2012, the Company commenced its initial public offering (the "IPO") on a "reasonable best efforts" basis of up to 60.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-180274) (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 10.0 million shares of common stock pursuant to a distribution reinvestment plan (the “DRIP”) under which common stock holders may elect to have their distributions reinvested in additional shares of common stock.
Until the first quarter following the Company’s acquisition of at least $1.2 billion in total investment portfolio assets, the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95% of the initial offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to the net asset value (“NAV”) divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the prior quarter plus applicable commissions and fees, and the per share purchase price in the DRIP will be equal to NAV per share.
On September 10, 2012, the Company had raised proceeds sufficient to break escrow in connection with the IPO. As of September 30, 2012 the Company had 0.4 million shares of common stock outstanding, including unvested restricted shares. Total gross proceeds from these issuances were $9.0 million. As of September 30, 2012, the aggregate value of all common share issuances, excluding unvested restricted stock, was $9.3 million, based on a per share value of $25.00.
The Company was formed to primarily acquire a diversified portfolio of commercial properties, comprised primarily of free-standing single-tenant properties that are net leased to investment grade and other creditworthy tenants. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. The Company purchased its first property and commenced active operations in September 2012. As of September 30, 2012, the Company owned one property with a base purchase price of $1.1 million, comprised of 9,026 rentable square feet which is 100% leased.
Substantially all of the Company's business is conducted through American Realty Capital Operating Partnership IV, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP ("OP units"). Additionally, American Realty Capital Trust IV Special Limited Partner, LLC (the "Special Limited Parter") contributed $2,000 to the OP in exchange for 88 units of limited partner interest in the OP, which represents a nominal percentage of the aggregate OP ownership. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.
The Company has no paid employees. The Company has retained American Realty Capital Advisors IV, LLC (the “Advisor”) to manage its affairs on a day-to-day basis. American Realty Capital Properties IV, LLC (the “Property Manager”) serves as the Company's property manager. Realty Capital Securities (the "Dealer Manager"), an affiliate of the Sponsor, serves as the dealer manager of the IPO. The Advisor, Property Manager and Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and the investment and management of our assets. The Advisor, Property Manager and Dealer Manager will receive fees during the offering, acquisition, operational and liquidation stages.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 2 — Summary of Significant Accounting Policies
The accompanying consolidated financial statements of the Company included herein were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to this Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012 are not necessarily indicative of the results for the entire year or any subsequent interim period.
These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of March 20, 2012, and for the period from February 14, 2012 (date of inception) to March 20, 2012, which are included in the Company's Registration Statement on Form S-11 filed with the SEC on May 24, 2012. There have been no significant changes to Company's significant accounting policies other than the updates described below.
Development Stage Company
On September 10, 2012, the Company raised proceeds sufficient to break escrow in connection with its IPO on a reasonable best efforts basis. The Company received and accepted aggregate subscriptions in excess of the minimum $2.0 million and issued shares of common stock to its initial investors who were admitted as stockholders. The Company purchased its first property and commenced operations on September 28, 2012, and as of such date was no longer considered to be a development stage company.
Recently Issued Accounting Pronouncements
In May 2011, the Financial Accounting Standards Board ("FASB") issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as the Company's own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance was applied prospectively and was effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company's financial position or results of operations as the guidance relates only to disclosure requirements.
In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement - referred to as the statement of comprehensive income - or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments out of accumulated other comprehensive income, by component in both the statement and the statement where the reclassification is presented. This guidance was applied prospectively and was effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company's financial position or results of operations but changed the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.
In September 2011, the FASB issued guidance that allows entities to perform a qualitative analysis as the first step in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then a quantitative analysis for impairment is not required. The guidance was effective for interim and annual impairment tests for fiscal periods beginning after December 15, 2011.  The adoption of this guidance did not have a material impact on the Company's financial position or results of operations.
In December 2011, the FASB issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, is not expected to have a material impact on the Company's financial position or results of operations.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The Company does not expect the adoption to have a material impact on the Company's consolidated financial position or results of operations.
Note 3 — Real Estate Investments
The following table presents the allocation of the assets acquired during the period from February 14, 2012 (date of inception) to September 30, 2012 (dollar amounts in thousands):

For the Period from February 14, 2012 (date of inception) to
(Dollar amounts in thousands)	September 30, 2012
Real estate investment, at cost:
Land	$145
Buildings, fixtures and improvements	820
Total tangible assets	965
Acquired intangibles:
In-place leases	160
Total assets acquired, net	1,125
Cash paid for acquired real estate investment	$1,125
Number of properties purchased	1
The Company acquires and operates commercial properties. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company acquired the following property, which is 100% leased, during the period from February 14, 2012 (date of inception) to September 30, 2012.

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term (1)	Base Purchase Price (2)	Capitalization Rate (3)	Annualized NOI (4)	Annualized Rental Income/NOI per Square Foot (5)
					(In thousands)		(In thousands)
Dollar General	Sep. 2012	1	9,026	15.0	$1,125	7.7%	$87	$9.64
_____________________

(1)	Remaining lease term in years as of September 30, 2012.

(2)	Contract purchase price, excluding acquisition related costs.

(3)	Annualized net operating income divided by base purchase price.

(4)
Annualized net operating income since acquisition date. Net operating income is rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.

(5)	Annualized rental income as of September 30, 2012 for the in-place leases in the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

The following table presents future minimum base rental cash payments due to the Company over the next five years and thereafter as of September 30, 2012. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

(In thousands)	Future Minimum Base Rent Payments
October 1, 2012 — December 31, 2012	$22
2013	86
2014	86
2015	86
2016	86
Thereafter	938
$1,304
The following table lists the tenant whose annualized rental income on a straight-line basis represented all of the Company's annualized rental income on a straight-line basis as of September 30, 2012:

Tenant	September 30, 2012
Dollar General Corp.	100.0%
The termination, delinquency or non-renewal of leases by the above tenant may have a material adverse effect on revenues.
The Company's one property is located in Texas.
Note 4 — Common Stock
As of September 30, 2012, the Company had 0.4 million shares of common stock outstanding and had received total proceeds of $9.0 million. For the nine months ended September 30, 2012, the Company has incurred offering costs of $2.0 million of which $1.0 million is payable as of September 30, 2012.
On September 10, 2012, the Company's board of directors authorized and the Company declared, a distribution, which is calculated based on stockholders of record each day during the applicable period at a rate of $0.00452054800 per day, based on a price of $25.00 per common share. The Company's distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. Distributions payments are dependent on the availability of funds. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distributions payments are not assured.
The Company has a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to the Company. Under the SRP, stockholders may request that the Company repurchase all or any portion, subject to certain minimum amounts described below, of their shares on any business day, if such repurchase does not impair the Company's capital or operations.
After the first quarter following the Company's acquisition of at least $1.2 billion in total investment portfolio assets, the repurchase price for shares under the SRP will be based on NAV. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the SRP. The repurchase of shares will occur on the last business day of each quarter (and in all events on a date other than a dividend payment date). Purchases under the SRP will be limited in any calendar quarter to 1.25% of the Company's NAV as of the last day of the previous calendar quarter, or approximately 5.0% of the Company's NAV in any 12 month period. If the Company reaches the 1.25% limit on repurchases during any quarter, the Company will not accept any additional repurchase requests for the remainder of such quarter. The SRP will automatically resume on the first day of the next calendar quarter, unless the board of directors determines to suspend the SRP.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Prior to the first quarter following the Company's acquisition of at least $1.2 billion in total investment portfolio assets, the number of shares repurchased may not exceed 5.0% of the weighted average number of shares of common stock outstanding at the end of the previous calendar year and the price per share for repurchases of shares of common stock will be as follows:

•	the lower of $23.13 or 92.5% of the price paid to acquire the shares, for stockholders who have continuously held their shares for at least one year;

•	the lower of $23.75 and 95.0% of the price paid to acquire the shares for stockholders who have continuously held their shares for at least two years;

•	the lower of $24.38 and 97.5% of the price paid to acquire the shares for stockholders who have continuously held their shares for at least three years; and

•
the lower of $25.00 and 100% of the price paid to acquire the shares for stockholders who have continuously held their shares for at least four years (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).

Subject to limited exceptions, stockholders who request the repurchase of shares of the Company's common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0%.
When a stockholder requests repurchase and the repurchase is approved, the Company reclassifies such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP have the status of authorized but unissued shares. As of September 30, 2012, no shares of common stock have been repurchased.
Note 5 — Commitments and Contingencies
Litigation
In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.
Environmental Matters
In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.
Note 6 — Related Party Transactions and Arrangements
As of September 30, 2012, the Sponsor and the Special Limited Partner, an entity wholly owned by the Sponsor, owned 8,888 shares of the Company’s outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are reflected in the accompanying balance sheet. As of September 30, 2012, $0.4 million was payable to affiliated entities for advances received to fund the payment of third party professional fees and offering costs.
Fees Paid in Connection with the IPO
The Dealer Manager receives fees and compensation in connection with the sale of the Company’s common stock. The Dealer Manager receives selling commissions of up to 7.0% of the per share purchase price of the Company's offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager receives up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). During the period from February 14, 2012 (date of inception) to September 30, 2012, the Company incurred $0.6 million in total selling commissions and dealer manager fees incurred from the Dealer Manager.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

The Advisor and its affiliates receive compensation and reimbursement for services relating to the IPO and the investment and management of the Company’s assets. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying balance sheet. During the period from February 14, 2012 (date of inception) to September 30, 2012, the Company had incurred $0.4 million of offering costs reimbursements from the Advisor and Dealer Manager. The Company is responsible for offering and related costs from the ongoing offering, excluding commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from its ongoing offering of common stock, measured at the end of the offering. Offering costs in excess of the 1.5% cap as of the end of the offering are the Advisor's responsibility. As of September 30, 2012, offering and related costs exceeded 1.5% of gross proceeds received from the IPO by $1.3 million, due to the on-going nature of the offering process and that many expenses were paid before the offering commenced. The Advisor has elected to cap cumulative offering costs incurred by the Company, net of unpaid amounts, to 15% of gross common stock proceeds during the offering period. As of September 30, 2012, cumulative offering costs were $2.0 million. Cumulative offering costs, net of unpaid amounts, were less than the 15% threshold as of September 30, 2012.
The Company had accrued expenses payable to the Advisor and the Dealer Manager of $0.5 million at September 30, 2012 for services performed related to the IPO and offering and other cost paid on behalf of the Company.
Fees Paid in Connection With the Operations of the Company
The Advisor receives an acquisition fee of 1.0% of the contract purchase price of each acquired property and 1.0% of the amount advanced for a loan or other investment. The Advisor may be also reimbursed for acquisition costs incurred in the process of acquiring properties, which is expected to be approximately 0.6% of the contract purchase price. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees (as described below) payable with respect to a particular investment exceed 4.5% of the contract purchase price or 4.5% of the amount advanced for a loan or other investment. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees shall not exceed 1.5% of the contract purchase price for all the assets acquired. The Company incurred approximately $22,000 of acquisition fees from the Advisor during the period from February 14, 2012 (date of inception) to September 30, 2012.
The Company pays the Advisor an asset management fee, which is an annual fee of up to 0.75% of the cost of the Company’s investment assets based on such assets held by the Company on the measurement date, adjusted for appropriate closing dates for individual property acquisitions. Once the Company begins to calculate its NAV, the asset management fee will be based on the lower of 0.75% of the cost of the Company’s assets and 0.75% of the Company’s quarterly NAV. The Company expects to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP designated as “Class B units”, which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of the OP's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the "economic hurdle"); (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company's independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the Advisor is still providing advisory services to the Company (the "performance condition"). Such Class B units will be forfeited immediately if: (a) the advisory agreement is terminated other than by an affirmative vote of a majority of the Company's independent directors without cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of the Company's independent directors without cause before the economic hurdle has been met. When and if approved by the board of directors, the Class B units are expected to be issued to the Advisor quarterly in arrears pursuant to the terms of the OP agreement. As of September 30, 2012, the Company does not consider achievement of the performance condition to be probable. The value of issued Class B units will be determined and expensed, when the Company deems the achievement of the performance condition to be probable. The Advisor will receive distributions on unvested Class B units equal to the distribution rate received on the Company's common stock. Such distributions on issued Class B units will be expensed in the consolidated statement of operations until the performance condition is considered probable to occur. No Class B units have been approved by the board of directors or issued as of September 30, 2012 or through the date of the filing of this Form 10-Q.
If the Company’s Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations. No financing coordination fees were incurred during the period from February 14, 2012 (date of inception) to September 30, 2012.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company's operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage, in addition to paying an asset management fee; however, the Company may not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions. No reimbursement was incurred from the Advisor for providing services during the period from February 14, 2012 (date of inception) to September 30, 2012.
In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that may be forgiven are not deferrals and accordingly, will not be paid to the Advisor in cash. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s general and administrative costs. No expenses were absorbed by the Advisor during the period from February 14, 2012 (date of inception) to September 30, 2012.
The Advisor at its election may also contribute capital to enhance the Company’s cash position for working capital and distribution purposes. Any contributed capital amounts are not reimbursable to the Advisor. Further, any capital contributions are made without any corresponding issuance of common or preferred shares. There were no contributions from the Advisor during the period from February 14, 2012 (date of inception) to September 30, 2012.
Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets
The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 4.5% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the period from February 14, 2012 (date of inception) to September 30, 2012.
If the Company is not simultaneously listed on an exchange, the Company intends to pay a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded return on the capital contributed by investors. The Company cannot assure that it will provide this 6.0% return but the Advisor will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6.0% cumulative non-compounded return on their capital contributions. No such fees were incurred during the period from February 14, 2012 (date of inception) to September 30, 2012.
The Company may pay the Advisor an annual subordinated performance fee calculated on the basis of the Company's total return to stockholders, payable annually in arrears, such that for any year in which the Company's total return on stockholders’ capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year (which will take into account distributions and realized appreciation). This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the period from February 14, 2012 (date of inception) to September 30, 2012.
The Company may pay a subordinated incentive listing distribution of 15.0%, payable in the form of a non-interest bearing promissory note, of the amount by which the market value of all issued and outstanding shares of the Company's common stock plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors. The Company cannot assure that it will provide this 6.0% return but the Advisor will not be entitled to the subordinated incentive listing fee unless investors have received a 6.0% cumulative, pre-tax non-compounded return on their capital contributions. No such fees were incurred during the period from February 14, 2012 (date of inception) to September 30, 2012. Neither the Advisor nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated listing distribution.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 7 — Economic Dependency
Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.
As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.
Note 8 — Share-Based Compensation
Stock Option Plan
On August 16, 2012, the board of directors approved the termination of the Company's stock option plan. Prior to such termination, the Company had authorized and reserved 0.5 million shares of common stock for issuance under the stock option plan. Such shares are no longer reserved.
Restricted Share Plan
The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The fair market value of any shares of restricted stock granted under the RSP, together with the total amount of acquisition fees, acquisition expense reimbursements, asset management fees, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the Advisor, shall not exceed (a) 6% of all properties' aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non- compounded return on the capital contributed by investors. Additionally, the total number of common shares granted under the RSP shall not exceed 5.0% of the Company’s authorized common shares pursuant to the IPO and in any event will not exceed 3.0 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).
Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. As of September 30, 2012, there were 2,667 restricted shares issued to independent directors under the RSP at a fair value of $22.50 per share. The fair value of the shares are being expensed over the vesting period of five years. Compensation expense related to restricted stock was approximately $3,600 for the period from February 14, 2012 (date of inception) to September 30, 2012.
Other Share-Based Compensation
The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. There were no such shares of common stock issued in lieu of cash during the period from February 14, 2012 (date of inception) to September 30, 2012.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 9 — Net Loss Per Share
The following is a summary of the basic and diluted net loss per share computation for the three months ended September 30, 2012 and for the period from February 14, 2012 (date of inception) to September 30, 2012:

	Three Months Ended	For the Period from February 14, 2012 (date of inception) to
	September 30, 2012	September 30, 2012
Net loss (in thousands)	$(118)	$(153)
Weighted average common shares outstanding	48,285	27,381
Net loss per share attributable to stockholders, basic and diluted	$(2.44)	$(5.59)
As of September 30, 2012, the Company had 2,667 shares of unvested restricted stock outstanding, respectively, which were excluded from the calculation of diluted loss per share attributable to stockholders as the effect would have been antidilutive.
Note 10 — Subsequent Events
The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements except for the following transactions:
Sales of Common Stock
As of October 31, 2012, the Company had 2.8 million shares of common stock outstanding, including unvested restricted shares. As of October 31, 2012, the aggregate value of all share issuances was $70.5 million based on a per share value of $25.00.
Total capital including sales from common stock is as follows:

Source of Capital (in thousands)	Inception to September 30, 2012	October 1 to October 31, 2012	Total
Common stock	$9,004	$60,993	$69,997
Acquisitions
The following table presents certain information about the properties that the Company acquired from October 1, 2012 to October 31, 2012.

(dollar amounts in thousands)	Number of properties	Base Purchase Price (1)	Rentable Square Feet
Total portfolio — September 30, 2012	1	$1,125	9,026
Acquisitions	3	8,646	62,731
Total portfolio — October 31, 2012	4	$9,771	71,757
_______________________________
(1) Contract purchase price, excluding acquisition and transaction related costs.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.
The following discussion and analysis should be read in conjunction with the accompanying financial statements of American Realty Capital Trust IV, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to American Realty Capital Trust IV, Inc., a Maryland corporation, and, as required by context, to American Realty Capital Operating Partnership IV, L.P., a Delaware limited partnership, which we refer to as the "OP," and to their subsidiaries. American Realty Capital Trust IV, Inc. is externally managed by American Realty Capital Advisors IV, LLC (our “Advisor”), a Delaware limited liability company.
Forward-Looking Statements
Certain statements included in this Quarterly Report on Form 10-Q are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of American Realty Capital Trust IV, Inc. (the “Company,” “we” “our” or “us”) and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history and the Advisor has limited experience operating a public company. This inexperience makes our future performance difficult to predict.

•
All of our executive officers are also officers, managers and/or holders of a direct or indirect controlling interest in our Advisor, our dealer manager, Realty Capital Securities, LLC (the "Dealer Manager") and other American Realty Capital affiliated entities. As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investors advised by American Realty Capital affiliates and conflicts in allocating time among these investors and us. These conflicts could result in unanticipated actions.

•
Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital advised programs or investors, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.

•
After the quarter following our acquisition of at least $2.1 billion in total portfolio assets, the purchase price and repurchase price for our shares will be based on net asset value ("NAV") rather than a public trading market. Our published NAV may not accurately reflect the value of our assets. No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.

•	If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

•
Our initial public offering of common stock (the "IPO"), which commenced on June 8, 2012, is a blind pool offering and you may not have the opportunity to evaluate our investments before you make your purchase of our common stock, thus making your investment more speculative.

•
If we raise substantially less than the maximum offering in our IPO, we may not be able to invest in a diversified portfolio of real estate assets and the value of an investment in us may vary more widely with the performance of specific assets.

•	We may be unable to pay or maintain cash distributions or increase distributions over time.

•	We are obligated to pay substantial fees to our Advisor and its affiliates.

•	We will depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.

•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

•
Our organizational documents permit us to pay distributions from unlimited amounts of any source. Until substantially all the proceeds from our IPO are invested, we may use proceeds from our IPO and financings to fund distributions until we have sufficient cash flow. There are no established limits on the amounts of net proceeds and borrowings that we may use to fund such distribution payments.

•	Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment.

•
We may not generate cash flows sufficient to pay our distributions to stockholders, as such we may be forced to borrow at higher rates or depend on our Advisor to waive reimbursement of certain expenses and fees to fund our operations.

•	We are subject to risks associated with the significant dislocations and liquidity disruptions currently occurring in the credit markets of the United States of America.

•
We may fail to qualify, or continue to qualify, to be treated as a real estate investment trust ("REIT") for U.S. federal income tax purposes, which would result in higher taxes, may adversely affect operations and would reduce our NAV and cash available for distributions.

•	We may be deemed to be an investment company under the Investment Company Act of 1940, as amended, and thus subject to regulation under the Investment Company Act of 1940, as amended.

•	We own only one property as of September 30, 2012 .
Overview
We were incorporated on February 14, 2012, as a Maryland corporation that intends to qualify as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2012. On June 8, 2012, we commenced our IPO on a "reasonable best efforts" basis of up to 60.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-180274) (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 10.0 million shares of common stock pursuant to a distribution reinvestment plan (the “DRIP”) under which common stock holders may elect to have their distributions reinvested in additional shares of common stock.
Until the first quarter following our acquisition of at least $1.2 billion in total investment portfolio assets, the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95% of the initial offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to the NAV divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the prior quarter plus applicable commissions and fees, and the per share purchase price in the DRIP will be equal to NAV per share.
On September 10, 2012, we raised proceeds sufficient to break escrow in connection with the IPO. As of September 30, 2012, we had 0.4 million shares of common stock outstanding, including unvested restricted shares. Total gross proceeds from these issuances were $9.0 million. As of September 30, 2012, the aggregate value of all common share issuances, excluding unvested restricted stock, was $9.3 million based on a per share value of $25.00.
We were formed to primarily acquire a diversified portfolio of commercial properties, comprised primarily of free-standing single-tenant properties that are net leased to investment grade and other creditworthy tenants. All such properties may be acquired and operated by us alone or jointly with another party. We may also originate or acquire first mortgage loans secured by real estate. As of September 30, 2012, the we owned one property with a base purchase price of $1.1 million, comprised of 9,026 rentable square feet which is 100% leased.
Substantially all of the Company's business is conducted through the OP. We are the sole general partner and hold substantially all the units of limited partner interests in the OP ("OP units"). Additionally, American Realty Capital Trust IV Special Limited Partner, LLC (the "Special Limited Partner") contributed $2,000 to the OP in exchange for 88 units of limited partner interest in the OP, which represents a nominal percentage of the aggregate OP ownership. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have no paid employees. We have retained the Advisor to manage our affairs on a day-to-day basis. American Realty Capital Properties IV, LLC (the “Property Manager”) serves as our property manager. The Dealer Manager, an affiliate of our Sponsor, serves as the dealer manager of the IPO. The Advisor, Property Manager and Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and the investment and management of our assets. The Advisor, Property Manager and Dealer Manager will receive fees during the offering, acquisition, operational and liquidation stages.
Significant Accounting Estimates and Critical Accounting Policies
Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:
Offering and Related Costs
Offering and related costs include all expenses incurred in connection with our IPO. Offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf.  These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. We are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our offering exceed 1.5% of gross offering proceeds in the IPO. As a result, these costs are only our liability to the extent aggregate selling commissions, the dealer manager fee and other organization and offering costs do not exceed 11.5% of the gross proceeds determined at the end of our IPO.
Revenue Recognition
Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of our leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. We defer the revenue related to lease payments received from tenants in advance of their due dates.
We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statements of operations.
Investments in Real Estate
Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.
We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis. We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations at fair value for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Long-lived assets are carried at cost and evaluated for impairment when events or changes in circumstances indicate such an evaluation is warranted or when they are designated as held for sale. Valuation of real estate is considered a “critical accounting estimate” because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Additionally, decisions regarding when a property should be classified as held for sale are also highly subjective and require significant management judgment.
Events or changes in circumstances that could cause an evaluation for impairment include the following:

•	a significant decrease in the market price of a long-lived asset;

•	a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition;

•	a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator;

•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; and

•
a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

We review our portfolio on an ongoing basis to evaluate the existence of any of the aforementioned events or changes in circumstances that would require us to test for recoverability. In general, our review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value expected, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. These assessments have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income.
Purchase Price Allocation
We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third-parties or on our analysis of comparable properties in our portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.
The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 12 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.
Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationship is measured based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.
The value of in-place leases is amortized to expense over the initial term of the respective leases, which is 15 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.
In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.
Derivative Instruments
We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.
We record all derivatives on the balance sheet at fair value.  The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge.  We may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.
Recently Issued Accounting Pronouncements
In May 2011, the Financial Accounting Standards Board ("FASB") issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as our own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance was applied prospectively and was effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations as the guidance relates only to disclosure requirements.
In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement - referred to as the statement of comprehensive income - or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments out of accumulated other comprehensive income, by component in both the statement and the statement where the reclassification is presented. This guidance was applied prospectively and was effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations but changed the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.
In September 2011, the FASB issued guidance that allows entities to perform a qualitative analysis as the first step in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then a quantitative analysis for impairment is not required. The guidance was effective for interim and annual impairment tests for fiscal periods beginning after December 15, 2011.  The adoption of this guidance did not have a material impact on our financial position or results of operations.

In December 2011, the FASB issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, is not expected to have a material impact on our consolidated financial position or results of operations.
In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. We do not expect the adoption to have a material impact on our financial position or results of operations.
Results of Operations
We were incorporated on February 14, 2012 and purchased our first property and commenced our real estate operations on September 28, 2012.
Revenues and Acquisition and Transaction Related Expenses
Revenues of approximately $1,000 and acquisition and transaction related expenses of $0.1 million each related to the one property we acquired in September 2012 for a purchase price of $1.1 million. The property is 100.0% leased with an annualized rental income per square foot of $9.64 and a remaining lease term of 15.0 years as of September 30, 2012. Pursuant to the lease agreement, the tenant is directly responsible for all operating costs of the property.
General and Administrative Expenses
During the period from February 14, 2012 (date of inception) to September 30, 2012, we incurred general and administrative expenses of $0.1 million, which primarily included costs related to professional fees and board member compensation.
Cash Flows for the Period from February 14, 2012 (date of inception) to September 30, 2012
During the period from February 14, 2012 (date of inception) to September 30, 2012, we had cash flows used in operations of $0.2 million, primarily due to a net loss of $0.1 million and an increase in prepaid expenses and other assets of $0.1 million due to prepaid insurance premiums.
The net cash used in investing activities during the period from February 14, 2012 (date of inception) to September 30, 2012 of $1.1 million related to the acquisition of one property in September 2012 with a base purchase price of $1.1 million.
Net cash provided by financing activities of $7.4 million during the period from February 14, 2012 (date of inception) to September 30, 2012, consisted primarily of proceeds from the issuance of common stock of $8.0 million and $0.4 million of proceeds from affiliates to fund the payment of third party offering costs. These cash inflows were partially offset by $1.0 million of payments related to offering costs.
Liquidity and Capital Resources
In September 2012, we had raised proceeds sufficient to break escrow in connection with our IPO. We received and accepted aggregate subscriptions in excess of the $2.0 million minimum and issued shares of common stock to our initial investors who were simultaneously admitted as stockholders. We purchased our first property and commenced our real estate operations in September 2012. As of September 30, 2012, we owned one property with a purchase price of $1.1 million.
We intend to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: 5% of our NAV in excess of $1 billion. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our Advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund redemptions. Our board of directors will review the amount and sources of liquid assets on a quarterly basis.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of our offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in units of limited partnership interest in our operating partnership.
We expect to meet our future short-term operating liquidity requirements through a combinations of net cash provided by our current property operations and the operations of properties to be acquired in the future and proceeds from the sale of common stock. Management expects that in the future, as our portfolio matures, our properties will sufficient cash flow to cover operating expenses and the payment of our monthly distribution. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from private offerings and undistributed funds from operations.
We expect to use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined by the North American Securities Administrators Association (“NASAA” REIT Guidelines") as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. As of September 30, 2012, we did not have any debt outstanding.
We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured financings to complete future property acquisitions. As of September 30, 2012, we had 0.4 million shares of stock outstanding, including unvested restricted shares and had received total proceeds of $9.0 million.
Our board of directors has adopted a share repurchase plan that enables our stockholders to sell their shares to us under limited circumstances. At the time a stockholder requests a repurchase, we may, subject to certain condition, repurchase the shares presented for repurchase for cash to the extent we have sufficient funds available to fund such repurchase. As of September 30, 2012, no shares had been repurchased or requested to be repurchased.
As of September 30, 2012, we had cash of $6.0 million. We expect cash flows from operations and the sale of common stock to be used primarily to invest in additional real estate, pay debt service, pay operating expenses and pay stockholder distributions.
Acquisitions
Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf.  Investors should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.
Funds from Operations and Modified Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under accounting principals generally accepted in the United States ("GAAP").

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.
Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations ("MFFO"), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities also may experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for our offering (the “Prospectus”), we will use the proceeds raised in the offering to acquire properties, and intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale or another similar transaction) within three to five years of the completion of the offering. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe it is presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our IPO has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our IPO and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view gains and losses from dispositions of assets as non-recurring items and we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. As disclosed elsewhere in the Prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our Advisor if there are no further proceeds from the sale of shares in our offering, and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.
Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisitions costs are funded from the proceeds of our IPO and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.
FFO and MFFO for the period from February 14, 2012 (date of inception) to September 30, 2012 were immaterial, since we did not purchase our first property or commence real estate operations until September 28, 2012.

Distributions
On September 10, 2012, our board of directors authorized and we declared, a distribution, which is calculated based on stockholders of record each day during the applicable period at a rate of $0.00452054800 per day, based on a price of $25.00 per common share. Our distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. Distributions payments are dependent on the availability of funds. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distributions payments are not assured. During the period from February 14, 2012 (date of inception) to September 30, 2012, we had not paid any distributions. The first distribution was paid on November 1, 2012 to stockholders of record at the close of business each day during the period commencing October 13, 2012 (15 days after the date of our first property acquisition) through October 31, 2012.
The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, our financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code (the "Code"). Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspended distribution payments at any time and therefore distribution payments are not assured.
Election as a REIT
We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ending December 31, 2012. We believe that, commencing with such taxable year, we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.
Inflation
We may be adversely impacted by inflation on any leases that do not contain indexed escalation provisions. In addition, we may be required to pay costs for maintenance and operation of properties which may adversely impact our results of operations due to potential increases in costs and operating expenses resulting from inflation.
Related-Party Transactions and Agreements
We have entered into agreements with affiliates of our Sponsor, whereby we will pay certain fees or reimbursements to our Advisor or its affiliates in connection with acquisition and financing activities, sales of common stock under our offering, asset and property management services and reimbursement of operating and offering related costs. See Note 6 — Related Party Transactions and Arrangements to our financial statements included in this report for a discussion of the various related party transactions, agreements and fees.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.
Item 3. Quantitative and Qualitative Disclosures About Market Risk.
The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or rates. We currently do not have any long-term debt, but anticipate incurring long-term debt in the future. Our interest rate risk management objectives with respect to our long-term debt will be to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps and collars in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not anticipate having any foreign operations and this we do not expect to be exposed to foreign currency fluctuations.

Item 4. Controls and Procedures.
In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that the disclosure controls and procedures are effective.
No change occurred in our internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the three months ended September 30, 2012 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

PART II — OTHER INFORMATION
Item 1. Legal Proceedings.
As of the end of the period covered by this Quarterly Report on Form 10-Q, we are not a party to any material pending legal proceedings.
Item 1A. Risk Factors.
There have been no material changes from the risk factors set forth in our Registration Statement on Form S-11 (File No. 333-180274), or amended from time to time, except as set forth below.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.
Our offering is being made on a reasonable best efforts basis, whereby the brokers participating in the offering are only required to use their reasonable best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, if we only sell 80,000 shares, we may be able to make only one investment. If we only are able to make one investment, we would not achieve any asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.
Potential changes in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential tenants, which could reduce overall demand for our leasing services.
Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on their balance sheet. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the tenant, and the obligation does not appear on the tenant’s balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet in comparison to direct ownership. The FASB, and the International Accounting Standards Board (the "IASB"), conducted a joint project to re-evaluate lease accounting. In August 2010, the FASB and the IASB jointly released exposure drafts of a proposed accounting model that would significantly change lease accounting. As of the date of the filing of this Form 10Q, final standards have yet to be issued. Changes to the accounting guidance could affect both our accounting for leases as well as that of our current and potential tenants. These changes may affect how the real estate leasing business is conducted. For example, if the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing our offering proceeds and make it more difficult for us to enter into leases on terms we find favorable.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds of Registered Securities.
We sold 8,888 shares of common stock to our Special Limited Partner, an entity wholly owned by our Sponsor, under Rule 506 of Regulation D of the Securities Act of 1933, as amended, at a price of $22.50 for gross proceeds of $0.2 million during the period from February 14, 2012 (date of inception) to September 30, 2012, which was used to fund organizational and offering costs.
On June 8, 2012 we commenced our IPO on a “reasonable best efforts” basis of up to a maximum of $1.5 billion of common stock, consisting of up to 60.0 million shares, pursuant to the Registration Statement on Form S-11 (File No. 333-180274) filed with the SEC under the Securities Act of 1933, as amended. The Registration Statement also covers up to 10.0 million shares of common stock pursuant the DRIP under which common stock holders may elect to have their distributions reinvested in additional shares of common stock. As of September 30, 2012, we have issued 0.4 million shares of our common stock, including unvested restricted shares and received $9.0 million of offering proceeds.

The following table reflects the offering costs associated with the issuance of common stock:

Period from February 14, 2012 (date of inception) to
(In thousands)	September 30, 2012
Selling commissions and dealer manager fees	$631
Other offering costs	1,405
Total offering costs	$2,036
The Dealer Manager reallowed the selling commissions and a portion of the dealer manager fees to participating broker-dealers. The following table details the selling commissions incurred and reallowed related to the sale of common shares.

Period from February 14, 2012 (date of inception) to
(in thousands)	September 30, 2012
Total commissions paid to the Dealer Manager	$631
Less:
Commissions to participating brokers	(435)
Reallowance to participating broker dealers	(33)
Net to the Dealer Manager	$163
The Advisor elected to cap cumulative offering costs incurred by us, net of unpaid amounts, to 15% of gross common stock proceeds during the offering period. As of September 30, 2012, cumulative offering costs were $2.0 million. Cumulative offering costs, net of unpaid amounts, were less than the 15% threshold as of September 30, 2012. Offering proceeds of $9.0 million exceeded cumulative offering costs by $7.0 million at September 30, 2012.
Cumulative offering costs, excluding commissions and dealer manager fees, included $0.4 million from our Advisor and Dealer Manager. The Company is responsible for offering and related costs from the IPO, excluding selling commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 1.5% cap as of the end of the offering are the Advisor's responsibility.
We expect to use substantially all of the net proceeds from our IPO to primarily acquire a diversified portfolio of income producing real estate properties, focusing primarily on acquiring freestanding, single-tenant bank branches, convenience stores, office, industrial and retail properties net leased to investment grade and other creditworthy tenants. We may also originate or acquire first mortgage loans secured by real estate.  As of September 30, 2012, we have used the net proceeds from our IPO to purchase one property with a base purchase price of $1.1 million.
We did not repurchase or receive any requests to repurchase any of our securities during the period from February 14, 2012 (date of inception) to September 30, 2012.
Item 3. Defaults Upon Senior Securities.
None.
Item 4. Mine Safety Disclosures.
Not applicable.
Item 5. Other Information.
None.
Item 6. Exhibits.
The exhibits listed on the Exhibit Index (following the signatures section of this report) are included, or incorporated by reference, in this Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST IV, INC.
By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Dated: November 13, 2012

EXHIBITS INDEX

The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
4.1 *	Amended and Restated Agreement of Limited Partnership of American Realty Capital Operating Partnership IV, L.P.
10.2 *
Amended and Restated Advisory Agreement, by and among American Realty Capital Trust IV, Inc., American Realty Capital Operating Partnership IV, L.P. and American Realty Capital Advisors IV, LLC, dated as of November 12, 2012

10.7 *
Amended and Restated Agreement for Purchase and Sale of Real Property, dated July 2, 2012, by and between Ladder Capital Finance LLC and RSBR Investments, LLC, RBA Investments, LLC and Overland Properties, LLC

10.8 *	Assignment and Assumption of Amended and Restated Agreement for Purchase and Sale, dated July 19, 2012, by and between Ladder Capital Finance LLC and AR Capital, LLC
10.9 *
First Amendment to Assignment and Assumption of Amended and Restated Agreement for Purchase and Sale, dated July 26, 2012, by and between Ladder Capital Finance LLC, AR Capital, LLC and Commonwealth Land Title Insurance Corporation

10.10 *
First Amendment to Amended and Restated Agreement for Purchase and Sale, dated August 21, 2012, by and among, RSBR Investments, LLC, RBA Investments, LLC and Overland Properties, LLC and AR Capital, LLC

10.11 *	Agreement for Purchase and Sale of Real Property, dated September 4, 2012, by and between ARC CVNCTPA001, LLC and 1803 Wilmington Road Company, LLC
10.12 *	Agreement for Purchase and Sale of Real Property, dated October 23, 2012, by and between 2011 Independence, LLC and AR Capital, LLC
10.13 *	Agreement for Purchase and Sale of Real Property, dated October 23, 2012, by and between 2011 Ottumwa, LLC and AR Capital, LLC
10.14 *	Assignment, Assumption and Allocation Agreement, dated as of November 12, 2012, between American Realty Capital Trust IV, Inc. and American Realty Capital Operating Partnership IV, L.P.
31.1 *	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2 *	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32 *
Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101 *
XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital Trust IV, Inc.'s Quarterly Report on Form 10-Q for the three months ended September 30, 2012, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Loss, (iii) the Consolidated Statement of Changes in Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information in furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934

____________________
*     Filed herewith